                                                                   EXHIBIT 10.20

                               LEASE SUMMARY SHEET



1.    LANDLORD:         INVESTORS LIFE INSURANCE COMPANY OF
                        NORTH AMERICA
                        6500 River Place Blvd., Building I
                        Austin, Texas, 78730
                        Contact: James M. Grace, Executive Vice President
                        Telephone:  (512) 404-5060
                        Facsimile: (512) 404-5051

2.    TENANT:           SBC SERVICES, INC.
                        1010 N. St. Mary's Street - Room 5-U-04
                        San Antonio, Texas  78215
                        Contact. J. Stephen Sundby, Director of Transactions South West
                        Telephone:  (210) 886-3287
                        Facsimile: (210) 886-3311

3.    BUILDING:         River Place Pointe III
                        6500 River Place Blvd.
                        Austin, Texas 78730

4.    PREMISES:         Approximately  112,708.5  rentable square feet
                        (106,259.1)  usable square feet) which comprises the
                        entire Building

5.    PROJECT:          The Building is a four (4) story office  building in
                        a proposed seven (7) building office project in Austin,
                        Texas, known as "River Place Pointe", which includes, or
                        will include, River Place Pointe I, River Place Pointe
                        II, River Place Pointe III, River Place Pointe IV, River
                        Place Pointe V, River Place Pointe VI, River Place
                        Pointe VII, River Place Pointe Parking Garage I, River
                        Place Pointe Parking Garage II and the Common Areas.

6.    TENANT'S
      PROPORTIONATE
      SHARE:            100%, as relates to the Building, 29.13% as it relates to the Project

7.    TERM:             Seven (7) years

                         (a)      Scheduled Substantial Completion Date: March 1, 2001

                         (b)      Commencement Date (estimated): March 1, 2001


                                                                   EXHIBIT 10.20

8.    RENT:              (a)      Annual Base Rent:

                                  (i)      Years 1-5:  $3,212,192.25 per annum, $28.50 per rentable
                                           square foot.

                                  (ii)     Years 6-7:  $3,268,546.56 per annum, $29.00 per rentable
                                           square foot


NOTE: This Lease Summary Sheet is for the convenience of Landlord and Tenant and shall not be deemed to be incorporated into or made a part of the attached Lease for any reason.

                                                                   EXHIBIT 10.20

                              STANDARD OFFICE LEASE

     THIS LEASE AGREEMENT (this "Lease") is made and entered into as of the ____ day of July, 2000, between Landlord and Tenant named below.

     1.       THE PARTIES.

              (a)      The name and address of Landlord is:

                       INVESTORS LIFE INSURANCE COMPANY OF NORTH AMERICA 6500 River Place Blvd., Building I
                       Austin, Texas, 78730
                       Contact: James M. Grace, Executive Vice President
                       Telephone:  (512) 404-5060
                       Facsimile: (512) 404-5051

              (b)      The name and address of Tenant is:

                       SBC SERVICES, INC.
                       1010 N. St. Mary's Street - Room 5-U-04
                       San Antonio, Texas  78215
                       Contact: J. Stephen Sundby, Director of Transactions
                                South West
                       Telephone:  (210) 886-3287
                       Facsimile: (210) 886-3311


     2.       BUILDING, PREMISES AND COMMON AREAS.

              (a) The name and address of the building (the "Building") in which the Premises are located is:

                       River Place Pointe III
                       6500 River Place Blvd.
                       Austin, Texas 78730

     The Building is located on the land described on the attached EXHIBIT A-1 and depicted on the site plan attached to this Lease as EXHIBIT A-2 (the "Land").

               (b) The premises (the "Premises") covered by this Lease is the entire Building and comprises approximately 112,708.5 rentable square feet (106,259.1 usable square feet) of office space.

                                                                   EXHIBIT 10.20

The Building is currently under construction. Based on the construction plans for the Building, the rentable and usable square foot areas for each floor contained in the Building have been established using the current Building Owners and Managers Association International ANSI/BOMA Z 65.1 standard method of floor measurement, Copyright 1996, taking into account that Tenant will be the sole occupant of the Building (the "BOMA Method") and are as follows:



          Parking Level             958.2 rentable square feet
                                    425.8 usable square feet

          1st FLOOR                 29,270.8 rentable square feet
                                    27,463.8 usable square feet

          2nd FLOOR                 27,933.3 rentable square feet
                                    26,550.9 usable square feet

          3rd FLOOR                 31,406.0 rentable square feet
                                    30,038.2 usable square feet

          4th FLOOR                 23,140.2 rentable square feet
                                    21,780.4 usable square feet

          TOTAL                     112,708.5 rentable square feet
                                    106,259.1 usable square feet


               Upon completion of the Premises, the rentable and usable area of the Premises and the Building shall be measured by authorized representatives of Landlord and Tenant in accordance with the BOMA Method. If that measurement discloses a different rentable or usable area for the Building than is shown in this subparagraph 2(b), then "Annual Base Rent" and "Tenant's Proportionate Share of the Project," both defined herein, shall be adjusted accordingly.

               (c) The Building is one of seven (7) multi-story office buildings and two parking garages contained in a multiple building office development project in Austin, Texas, known as "River Place Pointe", which includes the Land, River Place Pointe I, River Place Pointe II, River Place Pointe III, River Place Pointe IV, River Place Pointe V, River Place Pointe VI, River Place Pointe VII, River Place Pointe Parking Garage I, River Place Pointe Parking Garage II, the Common Areas and any other improvements on the Land (collectively, the "Project"). The existing or proposed location of each such building and parking garage is shown on EXHIBIT A-2. The Project is divided into two phases, with the first phase of the Project ("Phase One") being composed of Buildings I, II, III and IV, Parking Garage I, and the Common Areas related thereto, and the second phase of the Project ("Phase Two") being composed of Buildings V, VI and VII, Parking Garage II and the Common Areas related thereto. The rentable and usable area of the other buildings in Phase One of the Project shall be measured by

                                                                   EXHIBIT 10.20

authorized representatives of Landlord in accordance with the BOMA Method. Until such time as Landlord commences Phase Two of the Project, Tenant's Proportionate Share of the Project is determined by dividing 112,708.5 square feet of rentable area in the Building by 386,933.5 rentable square feet in Phase One of the Project. If that measurement discloses a different rentable or usable area for the Phase One buildings in the Project than is shown in this subparagraph 2(c), then Tenant's Proportionate Share of the Project shall be adjusted accordingly. Upon Landlord's commencement of Phase Two of the Project, Tenant's Proportionate Share of the Project shall be adjusted to take into account both Phases of the Project. However, until such time as Landlord commences Phase Two of the Project, Tenant's Proportionate Share of the Project shall be determined by utilizing only the rentable area of Phase One of the Project. Tenant's Proportionate Share of the Project shall be adjusted to reflect any change in the square feet of rentable area in the Project. The number of square feet of rentable area in the buildings in Phase One of the Project is as follows:



          River Place Pointe I       76,143    rentable square feet
          River Place Pointe II     112,782    rentable square feet
          River Place Pointe III    112,708.5  rentable square feet
          River Place Pointe IV      85,300    rentable square feet
          ----------------------    -------------------------------
          TOTAL                     386,933.50 rentable square feet


               (d) Tenant and its invitees shall have the right to use, in common with Landlord and other tenants of the Project, those areas within the Project, including the roads, driveways, sidewalks, parking facilities, telephone trunk lines, conduits, plazas, landscaped areas, any common conference facility or workout facility that may be located in another building in the Project, and all other common and service areas of the Project intended for such use now or hereafter existing which enable Tenant to obtain full use and enjoyment of the Premises for all customary purposes; excluding, however, the Building, and the parking spaces located beneath the Building, both of which shall be for the exclusive use of Tenant and shall not be used in common with other tenants or occupants of the Project (the "Common Areas").

     3. LEASING CLAUSE; QUIET ENJOYMENT. Landlord represents that it is the fee simple owner of the Property and has full right and authority to make this Lease. Landlord hereby leases the Premises to Tenant and Tenant hereby accepts the same from Landlord, in accordance with the provisions of this Lease. Landlord covenants that Tenant shall have peaceful and quiet enjoyment of the Premises during the "Term," as hereinafter defined, of this Lease.

     4. USE OF PREMISES. Tenant may use and occupy the Premises for general office purposes and uses incidental thereto. Tenant shall not do or permit anything to be done in the Premises or authorize anything to be done in other parts of the Project, nor shall Tenant bring or keep anything in the Project, that will in any way increase the existing rate of or affect any fire or other insurance upon the Project or any of its contents, or cause cancellation of any insurance policy covering the Project or any part thereof or any of its contents. Tenant shall not do or permit anything to be done in the Premises or

                                                                   EXHIBIT 10.20

authorize anything to be done in other parts of the Project that will unreasonably or improperly obstruct or interfere with the rights of other tenants or occupants of the Project or injure or annoy them or tend to lower the first class character of the building or create unreasonable elevator loads or otherwise interfere with standard Building operations. Tenant shall not do or permit anything to be done in the Premises or authorize anything to be done in other parts of the Project that would constitute a nuisance. Tenant shall not commit or suffer to be committed any waste in or upon the Premises. Tenant shall not knowingly use the Premises nor authorize or permit anything to be done in other parts of the Project that will in any way conflict with any private restrictive covenant, law, statute, ordinance or any rule or regulation of Landlord or any governmental or quasi-governmental authority now in force or that may hereafter be enacted or promulgated.

     5.        TERM.

               (a) The term of this Lease (the "Term") shall begin on the "Commencement Date," as hereinafter defined.

               The Commencement Date shall occur on the earlier to occur of:

                       (i)    the later to occur of:

                          (A) the "Substantial Completion Date," as
                              hereinafter defined;

                          (B) the date Landlord has given Tenant written
                              notice that "Substantial Completion," as defined herein, has occurred; and

                          (C) fourteen (14) days after Tenant is given
                              access to the Premises with the Base Building Work and the Tenant Improvement Work completed to such an extent as to allow Tenant to enter the Premises to commence installation of its furniture, systems and equipment; and

                       (ii) the date Tenant occupies all or any part of
               the Premises in a manner for the conduct of Tenant's business.

               The Term shall end on the date which is the last day of the eighty-fourth (84) full calendar month following the Commencement Date (the "Expiration Date"), unless: (i) sooner terminated in accordance with the terms and conditions contained in this Lease; or (ii) extended pursuant to the provisions of this Lease. Landlord and Tenant agree to execute a document in the form annexed hereto as EXHIBIT A-3 which will delineate the following: the Commencement Date, the Expiration Date, and, if applicable, the revised rentable area and usable area of the Premises, the Annual Base Rent, the monthly Annual Base Rent installment, and Tenant's Proportionate Share of the Project developed through the

                                                                   EXHIBIT 10.20

operation of subparagraph 2(b) of this Lease. Such amendment shall be executed within thirty (30) days after the measurement referred to in subparagraph 2(b) hereof is completed.

               (b) "Substantial Completion" and "Substantially Complete" shall mean, that all of the following conditions have been satisfied: (i) Landlord has secured and delivered to Tenant the temporary certificate of occupancy issued by the City of Austin to permit full use and occupancy of the Building and the Premises for the purposes permitted under this Lease (provided that if such temporary certificate of occupancy contains conditions regarding uncompleted work being completed, and Landlord fails to satisfy such conditions, Tenant shall have the right to satisfy such conditions and charge Landlord for the costs of such satisfaction; and further provided thatupon Landlord's failure to so reimburse such costs Tenant shall be entitled to credit such costs against any future installments of Annual Base Rent until fully recouped); (ii) a certification by the Building architect, consented to and approved by Landlord, has been delivered to Tenant, stating that (A) construction of the "Tenant Improvement Work," as hereinafter defined, has been completed in accordance with the "Tenant Improvement Plans," as hereinafter defined, subject only to normal punch list items that will not interfere with Tenant's business operations in the Premises, a list of which shall be delivered to Landlord by Tenant's architect prior to the Commencement Date; and (B) construction of the "Base Building Work," as hereinafter defined, has been completed in accordance with the "Base Building Plans," as hereinafter defined, subject only to normal punch list items that will not interfere with Tenant's business operations in the Premises. The date on which Substantial Completion occurs, is referred to herein as the "Substantial Completion Date." Landlord and Tenant shall agree in writing upon the list of punch list items within ten (10) days after Tenant's architect provides the initial list (the "Agreed Punch List"). Landlord agrees to use commercially reasonable efforts to correct all items on the Agreed Punch List within thirty
(30) days after the Commencement Date.

               (c) Landlord will use all commercially reasonable efforts to achieve Substantial Completion on or before March 1, 2001 (the "Scheduled Substantial Completion Date"). If Substantial Completion does not occur by the Scheduled Substantial Completion Date (which date shall be extended on a day-for-day basis for each day of "Tenant Delay," as defined herein, and for each day of "force majeure," as defined herein, which delay Substantial Completion, then Tenant shall be entilted to a credit, in the amount of one
(1) day of Annual Base Rent for every day after the Scheduled Substantial Completion Date that Substantial Completion has not occurred, to be applied against Annual Base Rent otherwise due and payable as of the Commencement Date. Subject to "Force Majeure," as hereinafter defined, if Substantial Completion does not occur within ninety (90) days after the Scheduled Substantial Completion Date, then Tenant shall have the right to terminate this Lease by giving Landlord ten (10) days' prior written notice.

               (d) Tenant may, but shall not be required, to take occupancy of the Premises prior to the Commencement Date.

               (e)     If the Commencement Date has not occurred within two
(2) years of the date of this Lease, the Lease shall terminate without further action of either party.

                                                                   EXHIBIT 10.20

               (f) "Lease Year" shall mean the full twelve (12) calendar month period (plus the initial partial calendar month during which the Commencement Date shall occur if the Commencement Date is not the first day of a calendar month) commencing on the Commencement Date, and each successive twelve (12) calendar month period thereafter.

     6.        ANNUAL BASE RENT.

               (a) Annual Base Rent shall be payable in advance by Tenant to Landlord, without notice, demand, counterclaim, set-off, or abatement, except as otherwise provided herein, in equal monthly installments, commencing on the Commencement Date, and thereafter, on the first day of each calendar month throughout the Term. Annual Base Rent may be paid by electronic funds transfer. Annual Base Rent shall be as follows:


               Lease Years 1-5:

                       $3,212,192.25 per annum; $267,682.69 per month;
                       $28.50 per rentable square foot (based on 112,708.5 rentable square feet)

               Lease Years 6-7:

                       $3,268,546.56 per annum; $272,378.87 per month;
                       $29.00 per rentable square foot (based on 112,708.5 rentable square feet)

               Notwithstanding the foregoing, if the Commencement Date is a date other than the first day of a calendar month, then the Annual Base Rent for the first month of this Lease shall be a sum equal to the Annual Base Rent specified for the first full calendar month times a fraction, the numerator of which equals the number of days beginning on and including the Commencement Date through the end of the calendar month during which the Commencement Date falls, and the denominator of which equals the number of days in the same calendar month. Annual Base Rent shall be paid by a check mailed by the first business day of each month to the following address: FIC Realty Services, Inc., 6500 River Place Blvd., Austin, Texas 78730, or any other address provided to Tenant by Landlord in accordance with Paragraph 34 of this Lease.

               (b) Landlord and Tenant acknowledge that a portion of Annual Base Rent is allocable to the initial cost of providing janitorial services and supplies to the Building. In the event Tenant exercises its right to provide its own janitorial services and supplies in accordance with Paragraph 27, Annual Base Rent and the Expense Stop shall be reduced, by Seventy-Five Cents ($0.75) per rentable square foot per annum, which amount represents that portion of the Expense Stop which Landlord estimates will reflect the cost of providing janitorial services to the Building, and Building Operating Expenses shall thereafter not include the cost of janitorial services for the Building.

                                                                   EXHIBIT 10.20

     7.        ANNUAL ADDITIONAL RENT.

               (a)     For the purpose of this Paragraph 7:

                       (i) TENANT'S PROPORTIONATE SHARE OF THE PROJECT shall mean, until such time as Landlord commences Phase Two of the Project, the ratio, expressed as a percentage, of the rentable square foot area of the Building occupied by Tenant, measured pursuant to the BOMA Method, to the entire rentable square foot area of all of the other buildings in Phase One of the Project, measured pursuant to the BOMA Method. Tenant's Proportionate Share of the Project, based only on Phase One of the Project, is 29.13%. Once Landlord commences Phase Two of the Project, Tenant's Proportionate Share of the Project shall be adjusted to a ratio, expressed as a percentage, of the rentable square foot area of the Building occupied by Tenant, measured pursuant to the BOMA Method, to the entire rentable square foot area of all of the buildings in the Project, measured pursuant to the BOMA Method;

                      (ii) REAL ESTATE TAXES shall mean all taxes, assessments, levies and other charges, which are assessed, levied or charged upon the Building or the Project during any calendar year or portion thereof throughout the Term and which have been finally determined by legal proceedings or otherwise to be legally payable, less any abatement received by Landlord, any affiliate of Landlord or any tenant of the Property. Real Estate Taxes shall not include (A) any interest or penalties; nor (B) any capital levy, estate, succession, inheritance, transfer, sales, use or franchise taxes, or any income, profits, or revenue tax, assessment or charge imposed upon the rent received as such by the Landlord under this Lease (provided, however, if at any time during the Term the present method of ad valorem taxation or assessment against the Land, Building or Project shall be so changed that the whole or any part of the real estate taxes or assessments now levied, assessed or imposed on the Land, Building or Project shall be changed and as a substitute therefor, or in lieu of an addition thereto, taxes, assessments or charges shall be levied, assessed or imposed wholly or partially as a capital levy or otherwise on the rents received from the Project or the Rent due under this Lease or any part thereof, then such substitute or additional taxes, assessments or charges, to the extent so levied, assessed or imposed, shall be deemed to be included within the real estate taxes to the extent that such substitute or additional tax actually substitutes for and replaces prior Real Estate Taxes or is imposed in lieu of or in addition to existing Real Estate Taxes). Municipal improvement assessments may be included in Real Estate Taxes only on the basis of payment of the same over the longest period of time permitted by the assessing authority, provided, however, that Landlord may include as part of such municipal improvement assessments Landlord's out-of-pocket interest costs on an annual basis either (1) paid to the assessing authority in order to be permitted to pay such assessments in installments; or (2) Landlord's cost of funds associated with paying the assessment in a lump sum; and

                                                                   EXHIBIT 10.20

                      (iii) BUILDING OPERATING EXPENSES shall mean the total actual out-of-pocket expenses paid by or on behalf of Landlord for the operation, management, maintenance and repair of the Building and Landlord's personal property related thereto, which are incurred during any calendar year or portion thereof throughout the Term, in accordance with sound property management principles, as applied to first-class office buildings, plus Real Estate Taxes. Without limiting the foregoing, Building Operating Expenses will include a share (equal to the rentable square footage of the Building divided by the total rentable square footage of all buildings in the Project from time to time) of any costs and expenses incurred by Landlord which are for the maintenance, operation and repair of the exterior Common Areas of the Project (such as roadways, sidewalks and parking areas), rather than any particular building.

Notwithstanding anything in this Lease to the contrary, the following expenses are excluded from Building Operating Expenses:

                                (A)  Depreciation and amortization;

                                (B) Expenses incurred by Landlord for repairs or other work occasioned by fire, windstorm, or other insurable casualty (other than a customary deductible) or condemnation;

                                (C)  Expenses incurred by Landlord to lease
               space in the Project to new tenants or to retain existing tenants, including, without limitation, leasing commissions, advertising and promotional expenditures;

                                (D) Expenses incurred by Landlord to resolve disputes, enforce or negotiate lease terms with prospective or existing tenants in the Project, or in connection with any financing, sale or syndication of the Project, including, without limitation, legal fees;

                                (E)  Interest, principal, points and fees,
               amortization or other costs associated with any debt and rent payable under any lease to which this Lease is subject and all costs and expenses associated with any such debt or lease and any ground lease rent, irrespective of whether this Lease is subject or subordinate thereto;

                                (F)  Expenses incurred for the repair,
               maintenance or operation of any pay parking garage, if any, including but not limited to salaries and benefits of any attendants, electricity, insurance and taxes;

                                (G) Cost of alterations, capital improvements, equipment replacement and other items which under generally accepted accounting principles, consistently applied (hereinafter referred to as "GAAP") are properly classified as capital expenditures

                                                                   EXHIBIT 10.20

               ("Capital Expenditures"); provided, however, the following Capital Expenditure items shall be included in Building Operating Expenses:

                                     (i)    the annual cost of all capital
                                            improvements made subsequent to
                                            the final completion of the
                                            Building which, although capital
                                            in nature, can reduce the normal
                                            operating costs of the Building,
                                            as amortized in accordance with
                                            generally accepted accounting
                                            principles, consistently applied;
                                            provided that prior to making any
                                            such capital expenditure, Landlord
                                            shall provide Tenant with
                                            reasonable evidence from a
                                            reputable and qualified
                                            independent third party (which can
                                            be the vendor of the capital
                                            improvement) that the amortized
                                            cost of such expenditure, on an
                                            annual basis, will not exceed the
                                            savings in Building Operating
                                            Expenses which can reasonably be
                                            expected to result from the making
                                            of such capital expenditure; and

                                     (ii)   the cost of all capital
                                            improvements (amortized on a
                                            straight line basis over the
                                            anticipated useful life of the
                                            same, in accordance with GAAP)
                                            made in order to comply with any
                                            statutes, rules, regulations, or
                                            directives enacted or promulgated
                                            by any governmental authority
                                            after the effective date of this
                                            Lease;

                                (H) Expenses for the replacement of any item covered under warranty;

                                (I)  Cost to correct any penalty or fine
               incurred by Landlord due to Landlord's violation of any federal, state, or local law or regulation and any interest or penalties due for late payment by Landlord of any of the Building Operating Expenses;

                                (J) Cost of repairs necessitated by Landlord's gross negligence or willful misconduct;

                                (K) Cost of correcting any latent defects or original design defects in the Building construction, materials or equipment;

                                (L)  Expenses for any item or service which
               Tenant pays directly to a third party or separately reimburses Landlord and expenses incurred by Landlord related to the Common Areas to the extent the same are reimbursable or reimbursed from any other tenants, occupants of the Project or third parties;

                                                                   EXHIBIT 10.20

                                (M) A property management fee for the Building in excess of four percent (4%) of the Annual Base Rent and Annual Additional Rent, including any escalations (exclusive of the management fee component) paid by Tenant (exclusive of capital expenditures, except as noted in (D)(i) and (ii) above) for the relevant calendar year, and Tenant acknowledges that such property management fee may be paid to an affiliate of Landlord;

                                (N) Salaries of employees above the grade of building superintendent or building manager;

                                (O)  The portion of employee expenses which
               reflects that portion of such employee's time which is not spent directly in the operation of the Project;

                                (P) Landlord's general corporate overhead and administrative expenses except if it is directly for the Project;

                                (Q) Expenses incurred by Landlord in order to comply with the provisions of subparagraph 14(a) (except as otherwise provided in subparagraph 7(a)(iii)(G)(ii) of this Lease) and subparagraph 19(a) hereof;

                                (R)  Reserves;

                                (S) Fees paid to affiliates of Landlord to the extent that such fees exceed the customary amount charged for the services provided (exclusive of the property management fee described in (M) above);

                                (T) The operating expenses incurred by Landlord relative to retail stores, hotels and any specialty service in the Project;

                                (U) Costs of sculptures, paintings, and other objects of art; and

                                (V)  Costs associated with the removal of
               "Hazardous Materials," as defined herein, except for Hazardous Materials brought onto the Property by Tenant.

               (b) Landlord shall pay before delinquency all Building Operating Expenses (including, without limitation, Real Estate Taxes). Beginning on the Commencement Date, Tenant shall pay Landlord, in addition to Annual Base Rent set forth in Paragraph 6, the "Estimated Building Operating Expenses," as hereinafter defined, annualized for each calendar year during the Term, which exceed $9.00 per rentable square foot per year ("Expense Stop"), subject however to the cap on "Controllable Operating Expenses," as hereinafter defined (collectively, "Annual Additional Rent"); provided, however, that for purposes of computing the Annual Additional Rent, Controllable Building Operating Expenses

                                                                   EXHIBIT 10.20

(same being all Building Operating Expenses other than Real Estate Taxes, utility usage charges and insurance premiums) for any calendar year shall not increase more than five percent (5%) (the Controllable Building Operating Expenses Cap"), on a non-cumulative basis, over the Controllable Building Operating Expenses for the prior calendar year. Notwithstanding the foregoing, if the increase in Controllable Building Operating Expenses in a calendar year is less than five percent (5%), then Tenant shall be entitled to increase the Building Operating Expenses Cap (on a percentage basis) for the next succeeding calendar year by the lesser of: (i) 1%; and (ii) the positive difference between (A) five percent (5%) and (B) the percentage increase in Controllable Building Operating Expenses in such calendar year over the Controllable Building Operating Expenses for the immediately preceding calendar year. The Annual Additional Rent shall be equitably pro rated for any partial calendar year. The Annual Additional Rent shall be paid by Tenant in accordance with the terms of subparagraph 7(c) and shall be subject to adjustment as provided for in this Paragraph 7. Building Operating Expenses shall be determined on an accrual basis in accordance with GAAP. The "Estimated Building Operating Expense" shall equal the Landlord's reasonable estimate of Building Operating Expenses for the applicable calendar year. Landlord's statement of the Estimated Building Operating Expense shall control for the calendar year specified in such statement and for each succeeding calendar year during the Term until Landlord provides a new statement of the Estimated Operating Expense. The "Actual Building Operating Expense" shall equal the actual Building Operating Expenses actually incurred for the applicable calendar year. On or before the Commencement Date and thereafter on or before the first day of each Lease Year of the Term, Landlord shall provide to Tenant the Estimated Building Operating Expenses for the upcoming calendar year. Tenant shall pay in advance on the first day of each calendar month during the Term, installments equal to one-twelfth (1/12) of the Estimated Building Operating Expenses, annualized for each calendar year, which exceed the Expense Stop.

               (c) Within one hundred fifty (150) days after the end of each calendar year, Landlord shall furnish to Tenant itemized statements certified by an authorized agent of Landlord setting forth the Actual Building Operating Expenses (including the actual Real Estate Taxes), and Tenant's Annual Additional Rent, if any (such a statement is referred to herein individually as a "Reconciliation Statement" and collectively as "Reconciliation Statements"). Such Reconciliation Statement shall include any receipted tax bills for the calendar year and such reasonable supporting documentation of Actual Building Operating Expenses (including copies of all calculations). If the Estimated Building Operating Expenses which exceed the Expense Stop paid to Landlord during the previous calendar year exceed the Actual Building Operating Expenses which exceed the Expense Stop for such calendar year, then Landlord shall refund the difference to Tenant at the time Landlord furnishes the statement of the Actual Operating Expense. If Landlord fails to so refund such difference within thirty (30) days after delivery of the Reconciliation Statement to Tenant, Tenant shall be entitled to credit such refund against any future installments of Annual Base Rent until fully recouped. Otherwise, within thirty (30) days after Landlord furnishes such statement to Tenant, Tenant shall make a lump sum payment to Landlord equal to the positive difference between the Actual Building Operating Expenses which exceed the Expense Stop for the preceding calendar year and the Estimated Building Operating Expenses which exceed the Expense Stop paid by Tenant for the preceding calendar year. In the event that Landlord fails to furnish Tenant

                                                                   EXHIBIT 10.20

with an itemized Reconciliation Statement within one (1) year after the end of any calendar year, which period shall be extended on a day-for-day basis for each day of force majeure which delays Landlord's delivery of the Reconciliation Statement, then Tenant shall not be required to pay Tenant's Proportionate Share of Actual Building Operating Expenses in excess of the Expense Stop for that calendar year (the "Forfeited Increase"), nor shall such Forfeited Increase be included as an independent separate line item in the calculation of Building Operating Expenses for any subsequent calendar year.

               (d) Not later than thirty (30) days prior to the expiration of any rights of appeal, Landlord shall promptly notify Tenant of any increase in the assessed valuation of the Building as determined by the Travis Central Appraisal District. Landlord shall take all reasonable steps to contest any such increase, and shall keep Tenant informed, with timely advice, of the steps being taken.

               Further, in the event Landlord does not contest such tax increase, Tenant shall have the right to contest any such increase and shall keep Landlord informed of the steps being taken. Landlord agrees to fully cooperate with Tenant in prosecuting any appeal taken by Tenant as a result of such increase, at no cost or expense to Landlord. To the extent Tenant obtains any reduction as a result of such contest, the Estimated Additional Annual Rent payable for Tenant for such calendar year shall be reduced accordingly, and Tenant's out-of-pocket costs of such tax contest shall reduce the Actual Building Operating Expenses.

               (e) Within one (1) year from Tenant's receipt of a Reconciliation Statement, Tenant shall have the right to examine, to copy and to have an audit conducted of all books and records of Landlord pertaining to Building Operating Expenses and Real Estate Taxes. Such audit shall be conducted by an auditing firm retained by Tenant or by Tenant's internal auditors. Notwithstanding any dispute or audit, Tenant shall continue to pay all rents and other charges as herein provided pending resolution of such audit determination. All expenses of the audit shall be borne by Tenant unless such audit discloses an overstatement of Building Operating Expenses of five percent (5%) or more, in which case Landlord shall promptly reimburse Tenant for the cost of the audit. If the auditing firm or internal auditors determine that Tenant has made an underpayment, Tenant shall reimburse Landlord for the amount of the underpayment within thirty (30) days following such determination. If the auditing firm or internal auditors determine that Tenant has made an overpayment, Landlord shall reimburse Tenant for the amount of the overpayment within thirty (30) days following such determination. If Landlord fails to so reimburse Tenant for the amount of the overpayment within such thirty (30) day period, Tenant shall be entitled to credit such overpayment against any future installments of Annual Base Rent until fully recouped. In the event Landlord disputes the findings of the audit, then such dispute shall be determined by a firm of real estate audit professionals mutually acceptable to Landlord and Tenant ("Audit Professionals"). If Landlord and Tenant cannot agree on Audit Professionals within thirty (30) days, then Landlord and Tenant shall each, within fifteen (15) days, select one (1) independent firm of Audit Professionals, and such two (2) Audit Professionals shall together select a third firm of Audit Professionals, which third firm shall be the Audit Professionals who shall resolve the dispute. If either party shall fail to select an Audit Professional within such fifteen (15) day period, the Audit Professional

                                                                   EXHIBIT 10.20

chosen shall resolve the dispute. The Audit Professionals shall be entitled to review all records relating to the disputed items. The determination of the Audit Professionals shall be final and binding upon both Landlord and Tenant and the Audit Professionals' expenses shall be borne by the party against whom the decision is rendered; provided, that if more than one item is disputed, the expenses shall be apportioned equitably according to the number of items decided against each party and the amounts involved. Landlord shall maintain all books and records for a period of not less than two (2) years following Tenant's receipt of the applicable Reconciliation Statement.

               (f) The rights and obligations of Tenant and Landlord under this Paragraph 7 shall survive the expiration or earlier termination of this Lease for a period of one (1) year after Tenant's receipt of the final Reconciliation Statement.

     8.        SUBLETTING OR ASSIGNMENT.

               (a)     SUBLETTING OR ASSIGNMENT.

                       (i) Tenant shall not, voluntarily, by operation of law, or otherwise, assign, transfer, mortgage, pledge, or encumber this Lease or sublease the Premises or any part thereof, or suffer any person other than Tenant, its employees, agents, servants and invitees to occupy or use the Leased Premises or any portion thereof without the express prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, any such assignee, or sublessee, as applicable, must meet the following criteria:

                                (A)  the proposed sublessee or assignee's
               business and reputation are consistent with the business and reputation of the tenants then occupying the Project; and

                                (B) the proposed sublessee or assignee intends to use the Premises (or the applicable portion thereof) for the specific uses permitted by this Lease and such use does not violate any then existing negative covenant contained in any lease in the Project; and

                                (C)  the proposed assignee has a net worth
               sufficient to meet the obligations of Tenant under this Lease. Landlord shall not be required to give its consent to a sublease or assignment that would result in a breach by Landlord of any of its lease obligations to other tenants or whose operations in the Project would not be in keeping with, or would detract from, the operations of other tenants in the Project.

                       (ii) At least fifteen (15) days in advance of the date on which Tenant desires to make such assignment or sublease or allow such occupancy or use, Tenant shall provide Landlord with the following information each time Tenant wishes to sublease or assign any interest in the Lease:

                                                                   EXHIBIT 10.20

                                (A) Name and address of the proposed sublessee or assignee;

                                (B) Brief description of the proposed sublessee or assignee's business;

                                (C) With respect to a proposed assignee only, the proposed assignee's most recent balance sheet and income statements;

                                (D)  The proposed assignment and assumption
               agreement in form and substance reasonably satisfactory to Landlord, in which the assignee shall assume performance of all of the terms, covenants, conditions and obligations of Tenant pursuant to this Lease from and after the date of the proposed assignment; and

                                (E)  The duration of the desired sublease or
               assignment, the date same is to occur, the exact location of the Premises affected thereby and the proposed rentals on a square foot basis chargeable thereunder.

                       (iii) In the event of any sublease or assignment, Tenant shall remain primarily liable for all of the obligations and liabilities under this Lease.

                       (iv) Landlord shall have fifteen (15) days from the date on which Tenant has submitted to Landlord the information set forth in subparagraph 8(a)(ii), to notify Tenant in writing of Landlord's rejection or consent to the proposed assignee. Landlord shall specify the reasons for rejection in any notice of rejection. In the event Landlord reasonably claims that any of the above information is incomplete, Landlord shall immediately notify Tenant, in writing, of such claim, and the fifteen (15) day period shall be extended by the number of days of Tenant's delay in delivering reasonably complete information to Landlord in accordance with subparagraph 8(a)(ii) above. Landlord's consent shall be conclusively deemed given within the fifteen (15) day period, unless refused or delayed as described above.

                       (v) In any situation in which Landlord consents to an assignment or sublease hereunder, Tenant shall promptly deliver to Landlord a fully executed copy of the final sublease agreement or assignment instrument and all ancillary agreements relating thereto. No assignment shall be effective unless the assignee has agreed within the assignment instrument to assume the obligations of Tenant hereunder and to be bound by all of the covenants, terms and conditions hereof on the part of Tenant to be performed or observed hereunder.

                       (vi) Tenant shall, despite any permitted assignment or sublease, remain directly and primarily liable for the performance of all of the covenants, duties, and obligations of Tenant hereunder, and Landlord shall be permitted to enforce the provisions of this Lease against Tenant

                                                                   EXHIBIT 10.20

     or any assignee or sublessee without demand upon or proceeding in any way against any other person.

                       (vii) Consent by Landlord to a particular assignment or sublease shall not be deemed a consent to any other or subsequent transaction. If this Lease is assigned or if the Premises are subleased without the permission of Landlord, then Landlord may nevertheless collect Rent from the assignee or sublessee and apply the net amount collected to the Rent payable hereunder, but no such transaction or collection of Rent or application thereof by Landlord shall be deemed a waiver of any provision hereof or a release of Tenant from the performance of the obligations of the Tenant hereunder.

                       (viii) Tenant shall be entitled to all cash or other proceeds of any assignment or sublease of Tenant's interest in this Lease and/or the Premises approved by Landlord in excess of the Rent due hereunder unless a "Tenant Event of Default," as defined herein, exists, in which event all rentals in excess of the Annual Base Rent, the Annual Additional Rent, and all out-of-pocket costs of Tenant in connection with such assignment or subletting, shall be paid to Landlord during the continuance of such default. Alternatively, if Tenant requests to be released from all or any portion of its liability under this Lease as a result of any assignment or sublease, Landlord, at Landlord's sole option and discretion, may agree to release Tenant from obligations and liabilities for the proposed subleased space or the entire Premises in the event of an assignment, and in such event, Landlord shall be entitled to all cash or other proceeds of any assignment or sublease of Tenant's interest in this Lease and/or the Premises approved by Landlord.

                       (ix) Any assignee or sublessee of Tenant's interest in this Lease (all such assignees or sublessees being hereinafter referred to as "Successors"), by occupying the Premises and/or assuming Tenant's obligations hereunder, shall be deemed to have assumed liability to Landlord for all amounts paid to persons other than Landlord by such Successors in consideration of any such assignment in violation of the provisions hereof.

                       (x) In addition to any other rights and remedies which Landlord may have hereunder, at law or in equity, in the event Tenant fails to pay any Rent due hereunder on or before five (5) days following the date on which it is due, Landlord shall have the right to contact any assignee and require that from that time forward all payments made pursuant to the assignment shall be made directly to the Landlord.

                       (xi) Notwithstanding anything to the contrary in this Paragraph 8, any transfer, sale, pledge or other disposition and/or power to vote the outstanding shares of corporate stock of Tenant shall not be deemed an assignment.

                       (xii) Any of the foregoing transfers which require Landlord's consent which are made without Landlord's consent shall be null and void and of no effect.

                                                                   EXHIBIT 10.20

               (b) RELATED TRANSFEREE. Notwithstanding anything to the contrary contained in this provision of this Paragraph 8, Tenant shall have the right to assign or transfer any interest in this Lease, or sublet all or a portion of the Premises, without Landlord's consent to a "Related Transferee," which term shall mean any of the following: Tenant's parent or any subsidiary or affiliate of Tenant, or a successor to Tenant by way of merger, consolidation, corporate reorganization, or the purchase of all or substantially all of Tenant's assets. An "affiliate" of Tenant shall mean an entity, a majority of the stock of which is owned by Tenant, a subsidiary of Tenant, or Tenant's direct, or indirect parent. Tenant shall also have the right to share space with its vendors and partners with whom Tenant is doing business without the consent of Landlord.

               (c) ESTOPPEL CERTIFICATE. Landlord shall, at Tenant's reasonable request, provide Tenant with an estoppel certificate stating whether Landlord knows of any defaults under this Lease at the time of any proposed subletting or assignment.

               (d) NO RENEWAL OPTIONS. If Tenant assigns this Lease, other than to a Related Transferee, the "Renewal Options," as defined in Paragraph 29, shall terminate and be of no further force or effect. If Tenant subleases all or any portion of the Premises to a party other than a Related Transferee, the Renewal Options shall terminate and be of no further force and effect as to the portion of the Premises subleased, unless such sublease terminates not later than the Expiration Date.

               (e) PROFIT SHARING DURING RENEWAL TERM. In the event Tenant subleases all or a portion of the Premises during a "Renewal Period," as defined herein, then Tenant shall pay to Landlord fifty percent (50%) of the difference between (1) the actual rent received from such sublease and (2) the sum of (A) the Annual Base Rent and Annual Additional Rent payable under this Lease with respect to the subleased space; (B) all out-of-pocket costs paid by Tenant in connection with such sublease; and (C) Tenant's cost of providing the "Bond," as defined herein, for the Renewal Period (which cost shall be prorated with respect to the square footage of the subleased premises).

     9. INSPECTION AND REPAIR OF PREMISES. Landlord, its agents, employees and representatives, shall have the right to enter the Premises at any time during normal business hours after reasonable advance written notice to Tenant under the circumstances (provided that no notice shall be required in the case of emergency; and provided that such notice may be oral in the event of entry by Landlord for maintenance and repair) to inspect, maintain or repair the Premises, or, within the last nine (9) months of the Term, to show the Premises to prospective lenders or prospective purchasers or, to prospective tenants unless Tenant has renewed or extended the Term. In making any inspection or performing maintenance or repairs to, or construction in, or around the Premises, Landlord shall use all commercially reasonable efforts to protect Tenant's property and personnel from loss and injury and to avoid interfering with the conduct of Tenant's business. Provided any such entry is done in a manner that does not unnecessarily interfere with Tenant's use or enjoyment of the Premises, Tenant hereby waives any claim for property damage or for inconvenience to or interference with Tenant's business, any loss of

                                                                   EXHIBIT 10.20

occupancy or quiet enjoyment of the Premises, except where such damages or injury are caused by Landlord's negligence or willful misconduct. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant's vaults, safes and files. Landlord shall have the right to use any and all means which Landlord may deem proper to open the doors in, upon and about the Premises in an emergency in order to obtain entry to the Premises without liability to Tenant, except for any failure to exercise due care for Tenant's property. Tenant shall have 24-hour access to the Building and the Premises by card access system.

     10.       DAMAGE TO PREMISES.

               (a) Tenant shall promptly give Landlord written notice of any fire or other casualty occurring within the Premises. If the Property or any portion thereof is damaged by fire or other casualty, then, except as provided below, the damage shall be promptly repaired by and at the expense of Landlord. Until such repairs and restoration are completed, Annual Base Rent and Annual Additional Rent shall be equitably abated to the extent that damage to the Premises and/or other portions of the Property materially and adversely interferes with the conduct of Tenant's business. Landlord shall notify Tenant (the "Casualty Notice") in writing within thirty (30) days of the occurrence of such damage as to whether the damage is susceptible of complete repair within two hundred ten (210) days after the occurrence of the casualty. If the Casualty Notice will indicate that such repair and restoration will require in excess of two hundred ten (210) days to restore, then such notification must be accompanied by a certification by a third party licensed architect having significant experience in the design and construction of office buildings in the Austin, Travis County, Texas area (an "Architect"), which certification must state the estimated period required to repair or restore such damage (the "Estimated Repair/Restoration Period"). If (i) such damage to the Property or any portion thereof shall materially and adversely interfere with the conduct of Tenant's normal business operations, as reasonably determined by Tenant, and the Estimated Repair/Restoration Period is in excess of two hundred ten
(210) day after the occurrence of the casualty, or (ii) Landlord fails to provide the Casualty Notice within thirty (30) days after the occurrence of the casualty, and also fails to provide the Casualty Notice within twenty (20) days after Tenant provides Landlord with written notice of Landlord's failure to provide the Casualty Notice within thirty (30) days after the occurrence of the casualty, then in either such event Tenant may, by written notice to Landlord within fifty (50) days after the occurrence of the casualty, terminate this Lease as of the date of occurrence of such casualty. If such damage can be repaired within two hundred ten (210) days after the occurrence of the casualty and Landlord elects to repair such damage as provided in subparagraph (c), but then fails to repair or restore such damage within such period, Tenant shall be entitled to terminate this Lease by giving Landlord thirty (30) days' prior written notice.

               (b) If the Estimated Repair/Restoration Period is in excess of two hundred ten (210) days from the date of occurrence of the casualty, and if Tenant does not terminate this Lease pursuant to subparagraph 10(a), then Landlord shall complete the repair and restoration of such damage within the Estimated Repair/Restoration Period, and if Landlord fails to complete such repair and restoration within

                                                                   EXHIBIT 10.20

the Estimated Repair/Restoration Period, then Tenant shall be entitled to terminate this Lease by giving Landlord thirty (30) days' prior written notice.

               (c) If the Property or any portion thereof is damaged by fire or other casualty, and (i) the Estimated Repair/Restoration Period is in excess of one (1) year, (ii) is in excess of ten percent (10%) of the full replacement cost of the Building and is not covered by insurance carried by Landlord hereunder, (iii) is covered by insurance carried by Landlord hereunder, but Landlord's mortgagee requires that proceeds of such insurance be used to retire Landlord's mortgage debt, (iv) is to such an extent that the cost of repairs will be greater than twenty percent (20%) of the then full replacement cost of the Building, or (v) occurs during the last 6 months of the then effective Term of this Lease, then Landlord shall have the option (a) to repair the damaged Premises and any other damaged parts of the Building reasonably necessary to Tenant's use and quiet enjoyment of the Premises to substantially the same condition as immediately prior to such fire or other casualty, or (b) to terminate this Lease by so notifying Tenant within forty-five (45) days after the date of such damage, such termination to be effective as of the date of the fire or other casualty causing the damage. Upon such termination, Tenant shall be entitled to remain in the Premises for not longer than sixty (60) days subsequent to such notice of termination.

               (d) Notwithstanding the foregoing provisions of Paragraph 10, in the event that at least ten percent (10%) of the Premises is damaged during the last six (6) months of the Term and such damage materially and adversely interferes with the conduct of Tenant's business, as reasonably determined by Tenant, then Tenant shall have the option to terminate this Lease upon thirty (30) days' prior written notice to Landlord.

               (e) In the event of the termination of this Lease pursuant to this Paragraph 10, Annual Base Rent and Annual Additional Rent shall be prorated as of the date of such termination.

               (f) Landlord and Tenant do each hereby release and discharge the other party and any officer, agent, employee or representative of such party from any liability for loss or damage to property caused by fire or other casualty for which insurance is required to be carried by the injured party under the terms of this Lease.

     11. EMINENT DOMAIN. If Building or the parking areas or facilities appurtenant to the Building, or any substantial portion of either shall be taken under the power of eminent domain or conveyed in lieu thereof, the taking of which materially and adversely interferes with the conduct of Tenant's business, then either party shall have the right to terminate this Lease at such time by furnishing written notice to the other party. If neither party terminates this Lease, Landlord shall proceed with due diligence to make all repairs necessary to restore the Property to as near its former condition as circumstances will permit and the Lease shall remain in full force and effect, except that, effective on the date of taking or conveyance, the Premises shall be reduced by the portion of the Premises so taken or conveyed, and the Annual Base Rent and Tenant's Proportionate Share of the Project shall be (a) proportionately reduced by the portion of the Premises taken or conveyed, and (b) equitably reduced to the

                                                                   EXHIBIT 10.20

extent that such taking or conveyance of other portions of the Project materially and adversely interferes with the conduct of Tenant's business. Damages awarded Landlord for such taking or conveyance shall belong to Landlord, provided that Tenant may assert a claim against the condemning authority for Tenant's moving and relocation expenses.

     12.       TENANT'S OBLIGATIONS.

               (a) Tenant shall deliver to Landlord no less than ten (10) days prior to the Commencement Date a certificate of insurance evidencing, and shall maintain during the Term of this Lease, at its expense, with an insurer(s) holding a Best's Rating of B+ or higher with Financial Size of Class X or higher, and reasonably acceptable to Landlord:

                       (i) ISO Simplified Commercial General Liability Insurance. The limits of liability of such insurance shall be an amount not less than Two Million and 00/100 Dollars ($2,000,000.00) combined single limit for Bodily Injury and Property Damage Liability, general aggregate. Such policies shall name Landlord as additional insured with respect to this Lease and include Contractual Liability coverage.

                       (ii) Property insurance on Tenant's personal property, on a Special Causes of Loss-Replacement Cost basis. This insurance shall include, but shall not be limited to, fire and extended coverage perils. Such property insurance policy shall contain appropriate endorsements waiving the insurer's right of subrogation against Landlord;

                       (iii) Worker's Compensation and Employer's Liability insurance as required by state law; and

                       (iv) At Tenant's option, Tenant may provide the coverages required under this subparagraph 12(a) through blanket policies of insurance covering Tenant's other properties or, with Landlord's prior written consent, which consent shall be in Landlord's sole and absolute discretion, Tenant may self-insure. Tenant shall deliver a certificate of insurance evidencing the coverages (or such other evidence as Landlord may reasonably request) at lease ten (10) days prior to the Commencement Date, and at such other time, within thirty (30) days of Landlord's written request. Each policy will provide that Landlord shall receive at least thirty (30) days' prior written notice of cancellation or non-renewal of the policy. If Tenant fails to provide such certificate of insurance within three (3) business days after a second written request from Landlord for same, then Landlord shall be entitled to purchase such coverage on account of Tenant and charge Tenant the reasonable cost of same.

               (b) Tenant shall comply with all laws pertaining to Tenant's manner of use of the Premises.

                                                                   EXHIBIT 10.20


             (c) Tenant shall obey reasonable rules and regulations established by Landlord in connection with the operation, maintenance, safety or security of the Project, provided Tenant has prior written notice of such rules and regulations and they are consistently and uniformly applied to and enforced against all tenants of the Project, and further provided that such rules and regulations do not adversely affect Tenant's use and enjoyment of the Premises or increase Tenant's obligations hereunder. The current rules and regulations for the Building are attached to this Lease as EXHIBIT B. To the extent of any conflict between said rules and regulations and the provisions of this Lease, the provisions of this Lease shall control.

             (d) Subject to Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, during the Term, Tenant may make interior, non-structural improvements, alterations or additions to the Premises that do not require material modifications to the Building, HVAC or other Building systems ("Alterations") provided such work is done in a good and workmanlike manner with materials and finishes comparable to those then existing in the Premises, and shall be performed in such a manner that no mechanic's, materialman's or other similar liens shall attach to Tenant's leasehold estate. Notwithstanding the foregoing, Tenant shall be entitled to make such Alterations without Landlord's consent to the extent the cost of any such Alteration does not exceed the sum of $15,000.00. In no event shall Tenant permit, or be authorized to permit, any such liens or other claims to be asserted against Landlord or Landlord's rights, estate and interests with respect to the Project or this Lease. Subject to Landlord's prior written consent, which consent shall be in Landlord's sole and absolute discretion, Tenant may make structural improvements, alterations and additions under the same requirements for non-structural improvements set forth in the preceding sentence. If Tenant makes any improvements, alterations or additions approved by Landlord, Tenant agrees to:

                      (i) comply with all insurance requirements and all laws, ordinances, rules and regulations of all governmental authorities, provided that Landlord shall cooperate with Tenant in securing any necessary permits, the cost for such permits to be borne by Tenant;

                      (ii) discharge by payment, bond or otherwise, any mechanics' lien filed against the Property (of which Tenant has written notice) for work, labor, services or materials performed at or furnished to the Premises on behalf of Tenant; and

                      (iii) furnish Landlord with plans of such Alterations (which plans may be hand-marked to show such Alterations) and furnish Landlord with contractors' affidavits and lien waivers.

All improvements, alterations or additions approved in writing by Landlord, other than movable furniture, wall systems, equipment, and trade fixtures, made by Tenant to the Premises shall remain upon and be surrendered with the Premises and become the property of Landlord at the expiration or termination of this Lease or the termination of Tenant's right to possession of the Premises. Tenant, at Tenant's cost, shall remove any improvements, alterations or additions made by Tenant without Landlord's prior written

                                                                   EXHIBIT 10.20


consent upon the expiration or termination of this Lease or the termination of Tenant's right to possession of the Premises. Tenant, at its sole cost and prior to the expiration or termination of this Lease, shall remove all of Tenant's property from the Premises and make, or reimburse Landlord for the reasonable cost of all repairs to the Premises and/or Project for damage resulting from such removal. Tenant is not required, however, to remove any Tenant Improvement Work or any subsequent improvements, alterations or additions alterations approved in writing by Landlord.

             (e) Tenant, at Tenant's sole cost and expense, may install and maintain its own card-key access security system for the Premises ("Tenant's Access System") connected with Landlord's card-key access system into the Premises, which may include establishing limited access areas within the Premises that are reasonably acceptable to Landlord. At its sole option, Tenant may remove Tenant's Access System as long as Tenant leaves Landlord's card-key access system intact and operating properly, and may remove Tenant's telephone or computer system or any portion thereof ("Tenant's Other Systems") installed by Tenant, provided Tenant repairs any damage caused by such removal. In no event, however, shall Tenant be required to remove any portion of Tenant's Access System or Tenant's Other Systems (including, without limitation, cabling) installed in any wall, floor, partition, ceiling or under any floor covering. IN ADDITION, TENANT ACKNOWLEDGES AND AGREES THAT LANDLORD SHALL HAVE NO RESPONSIBILITY TO PREVENT, AND SHALL NOT BE LIABLE TO TENANT FOR, PROPERTY LOSS TO TENANT, ITS AGENTS, EMPLOYEES AND VISITORS ARISING OUT OF LOSSES DUE TO THEFT, BURGLARY, OR DAMAGE OR INJURY TO PERSONS OR PROPERTY CAUSED BY PERSONS HAVING OR GAINING ACCESS TO THE BUILDING OR THE PREMISES, AND TENANT HEREBY RELEASES LANDLORD FROM ALL LIABILITY RELATING THERETO.

             (f) Upon the expiration or earlier termination of this Lease, Tenant, subject to subparagraph 12(e) hereof, shall surrender the Premises in substantially as good condition as when entered, except for loss or damages resulting from casualty, condemnation, acts of God, ordinary wear and tear and any improvements, alterations or additions made to the Premises approved by Landlord, including, without limitation, the Tenant Improvement Work. Tenant shall not have the right to remove any improvements, alterations or additions made to the Premises unless such removal is approved in advance by Landlord prior to their installation, and then only in the event Tenant repairs all damages caused by such removal.

             (g) Tenant shall pay, or cause to be paid, before delinquency, any and all taxes levied or assessed and which become payable during the Term upon all of Tenant's equipment, furniture, fixtures and personal property located in the Premises.

             (h) By taking possession of the Premises, Tenant shall be deemed to have accepted the Premises as being in good, sanitary order, condition and repair, subject to Punch List Items and latent defects. Tenant shall, at Tenant's sole cost and expense, keep the Premises, including the interior walls, ceilings, floors and floor coverings (including carpets and tiles) in good condition and repair, excepting

                                                                   EXHIBIT 10.20


damage thereto by fire or other casualty or resulting from causes beyond the reasonable control of Tenant and further excepting ordinary wear and tear. If Tenant fails to maintain the Premises or fails to repair or replace any damage to the Premises or Project resulting from the negligence or intentional act of Tenant, its employees, servants, agents or invitees, or for which Tenant is otherwise responsible by the terms of this Lease, and such failure constitutes a Tenant Event of Default, Landlord may, but shall not be obligated to, cause such maintenance, repair or replacement to be done, as Landlord deems necessary, and Tenant shall immediately pay to Landlord all costs related thereto, plus an administrative/overhead charge of ten percent (10%) of such costs.

         13.      LANDLORD'S OBLIGATIONS.

             (a) Landlord shall maintain, as a Building Operating Expense, with an insurer(s) holding a Best's Rating of B+ or higher with a Financial Size of Class X or higher, and reasonably acceptable to Tenant:

                      (i) ISO Simplified Commercial General Liability Insurance, including contractual liability insurance. The limits of liability of such insurance shall be an amount not less than Two Million and 00/100 Dollars ($2,000,000.00) combined single limit for Bodily Injury and Property Damage Liability, general aggregate. Such insurance shall be for the sole benefit of Landlord and, if required, Landlord's mortgagee. Such policies shall name Tenant as additional insured with respect to this Lease.

                      (ii) Property insurance on the Building, the Premises and the Common Areas insuring the full replacement value thereof, on a Special Causes of Loss-Replacement Cost basis. The policy shall not include a deductible in excess of Twenty-five Thousand and 00/100 Dollars ($25,000.00), and shall include, but not be limited to, fire and extended coverage perils. The policy will contain appropriate endorsements waiving the insurer's right of subrogation against the Tenant. The property to be insured by Landlord shall also include all improvements in the Premises, but shall not include Tenant's furniture and furnishings or any fixtures or equipment removable by Tenant under the provisions of this Lease;

                      (iii) Boiler and Machinery coverage in an amount that is adequate for the exposure at risk; and

                      (iv) Landlord shall deliver a certificate of insurance evidencing the coverages described in this subparagraph 13(a) (or such other evidence as Tenant may reasonably request) by the Commencement Date and at such other time, within thirty (30) days of Tenant's written request. Each policy will provide that Tenant shall receive at least thirty (30) days' prior written notice of cancellation or non-renewal of the policy.

                                                                   EXHIBIT 10.20


             (b) Landlord, as Building Operating Expenses (except as otherwise specifically provided in Paragraph 7), shall maintain, repair and replace, as necessary, and keep in good order and in safe, clean and first-class condition, the Base Building, including all structural portions of the Building and all service systems for the same, including, without limitation:

                      (i) the plumbing, sprinkler, heating, ventilating and air conditioning systems, building electrical and mechanical lines and equipment associated therewith, and elevators and boilers, all of which either are located in or serve the Premises or the Building;

                      (ii) broken or damaged glass and damage by vandals;

                      (iii) the exterior and interior structure of the Building including the roof, exterior walls, bearing walls, support beams, foundation, columns, exterior doors and windows and lateral support to the Building and the Common Areas; and

                      (iv) the exterior improvements to the Land, including curbs, driveways, parking areas, sidewalks, lighting, exterior signs, ditches, shrubbery, landscaping and fencing.

             (c) Without limiting subparagraph (b) above, Landlord shall provide the following services and facilities, as Building Operating Expenses except as specifically provided in Paragraph 7 or otherwise stated in this subparagraph 13(c):

                      (i) passenger and freight elevator service, toilet facilities and supplies, hot and cold water, sewage facilities, refrigerated drinking water and vermin extermination, in each case as reasonably required by Tenant;

                      (ii) such repainting as is necessary to maintain the Building in first-class condition;

                      (iii) heating, ventilation and air conditioning system ("HVAC System") sufficient to provide for comfortable use and occupancy of the Premises in accordance with the design criteria included in the "Base Building Plans," as defined herein (the "HVAC Design Criteria"). "Comfortable use and occupancy" shall mean a temperature range in accordance with the HVAC Design Criteria but in no event less favorable than a range of 68(Degree)F to 78(Degree)F regardless of exterior air temperatures. All systems shall conform to local and national codes and to the ventilation standards of ASHRAE 62-1989. Tenant shall have full control of the HVAC System;

                      (iv) elevator service, access, and Common Area lighting necessary to permit use of the Premises by Tenant after Tenant's Regular Business Hours, twenty-four (24) hours per day, seven (7) days per week;

                                                                   EXHIBIT 10.20


                      (v) replacement of all necessary light bulbs, tubes and ballasts required to maintain a light level throughout the Premises adequate for Tenant's business operation, as reasonably determined by Tenant;

                      (vi) complete removal of ice, snow and debris from the Common Areas, including, but not limited to, walkways, parking lots, and other paved surfaces;

                      (vii) electricity for Tenant's office uses, including, without limitation, lighting, vending machines, office machines, office equipment and computers;

                      (viii) landscaping maintenance and services for all plants, shrubs, flower beds and grounds located in both the interior and exterior of the Building and the Common Areas;

                      (ix) facilities for Tenant's loading, unloading, delivery and pick-up activity, including access thereto twenty-four (24) hours per day, seven (7) days per week, subject to the Rules and Regulations of the Project;

                      (x) janitorial services as provided in EXHIBIT E annexed hereto and made a part hereof. At Tenant's expense, Landlord will provide such additional janitorial services as may be requested by Tenant in writing;

                      (xi) paved, line-striped parking facility ("River Place Pointe Parking Garage I") located near the Building and shown on the attached EXHIBIT A-2. Throughout the Term, Landlord shall provide one parking space for every two hundred fifty (250) rentable square feet of office space in the Premises at no cost to Tenant, which parking spaces shall include the sole and exclusive use of the parking spaces located beneath the Building (which spaces may be marked as reserved for Tenant's sole and exclusive use), with the balance of the parking spaces being unreserved surface parking and parking spaces in Parking Garage I. If Landlord provides reserved parking in Parking Garage I to any other tenant(s) of the Project, then Landlord shall provide reserved parking in Parking Garage I to Tenant in the same ratio(s) as provided to such other tenant(s) of the Project;

                      (xii) a property management office in the Project, which will be staffed and open from 8:30 a.m. until 4:30 p.m. Monday through Friday. A representative of Landlord will be available and on call, but only on an emergency basis, at all other times, twenty-four
           (24) hours per day, seven (7) days per week through Landlord's normal service call system; provided, however, all emergency calls received after normal business hours shall be billed at overtime rates and shall not be subject to the cap on Controllable Operating Expenses;

                                                                   EXHIBIT 10.20


                      (xiii) a building directory in the lobby of the main entrance level of the Building, including listings of Tenant's name and the names of Tenant's principal departments, sections, employees and agents, as provided by Tenant in writing to Landlord prior to the Commencement Date; provided, however, any updating and changing of the information in the lobby building directory shall be Tenant's responsibility and expense; and

                      (xiv) exterior sign, the location, size and design to be mutually agreeable to Landlord and Tenant (which agreement by Landlord shall not be unreasonably withheld, conditioned or delayed), shall be located on the Building sign monument as provided by Landlord. Landlord, as part of the Tenant Improvement Allowance, shall be responsible for (i) obtaining all permits and approvals required to insure that the sign(s) conform to all applicable laws, zoning and code requirements of the City of Austin and the installation of the sign, and (ii) as a Building Operating Expense, maintenance of the sign; provided, however, Tenant, at Tenant's sole cost and expense, shall be responsible to remove the sign on the termination of this Lease or the termination of Tenant's right of possession to the Premises. Notwithstanding anything to the contrary contained in this subparagraph 13(c)(xiv) to the contrary: (a) the size of the sign monument, as well as the lettering that may be placed thereon, shall be no smaller than that of any other building sign monument or building sign monument lettering in the Project; (b) if any other tenant in the Project (other than Investors Life Insurance Company of North America or any affiliate thereof) is allowed to place a sign on the exterior of any building in the Project, Tenant shall be granted the same right to place a similarly sized sign on an area of the Building which is as prominent as the location of the sign(s) placed on such other building(s). Tenant shall also have the right to install interior signage provided the same is not placed so as to block any window.

         14.      COMPLIANCE WITH LAWS; LIFE SAFETY.

             (a) Landlord, at Landlord's expense, shall be responsible to construct the Base Building Work in compliance with the Americans with Disabilities Act of 1990 ("ADA"), the Federal Occupational Safety and Health Act of 1970 (as amended) ("FOSHA"), the Texas Architectural Barriers Act ("TABA"), and all regulations or standards promulgated thereunder, as well as all building codes and other laws, rules and regulations (collectively, the "Acts"), and Landlord shall be responsible to comply with all present and future Acts with regard to the Building (other than the Tenant Improvement Work), the Land and the other improvements on the Land (collectively, the "Property"). Tenant, as part of the Tenant Improvements and included in the Tenant Improvement Allowance, shall be responsible for construction of the Tenant Improvements in compliance with the Acts. Tenant shall be responsible, at Tenant's sole cost and expense, for compliance of the Tenant Improvements. Tenant covenants and agrees that all alterations and improvements to the Premises constructed by Tenant, whether prior to or after the Commencement Date, shall be constructed in accordance with the Acts. Except to the extent Landlord is responsible for compliance with the Acts as set forth above, Tenant shall be responsible for any accommodations or alterations which need to be made to the Premises to accommodate its disabled employees or customers. If, subsequent to the Commencement Date, Tenant requests Landlord to

                                                                   EXHIBIT 10.20


perform any alterations, additions or improvements to the Premises, Tenant agrees to and shall be responsible for all costs and expense incurred in connection with any improvements and alterations necessary to ensure compliance with the Acts.

             (b) Landlord, as part of the Base Building Work, shall install within the Building sprinkler systems, fire alarms, emergency lighting, and other related life safety equipment to comply with the current edition of the National Fire Code Bulletin entitled "NFPA 101 - Code for Safety to Life," and will comply with all present and, as a Building Operating Expense, future requirements of federal, state, county and city governments and all other governmental authorities having or claiming jurisdiction with respect to the occupancy of the Premises initially and throughout the Term. Exits from the Premises, Building and other portions of the Project shall comply with the current NFPA 101 standards at the time of construction.

                                                                   EXHIBIT 10.20


         15.  INDEMNIFICATION.

              (a) Tenant shall defend and indemnify Landlord and its respective officers, directors, employees and agents, and Landlord's successors and assigns, and their officers, directors, employees and agents (collectively, the "Landlord Indemnified Parties") and save the Landlord Indemnified Parties harmless from and against any and all losses, claims, liability, expenses (including attorneys' fees at trial and on any appeal or petition for review) and damages (other than consequential damages) which, either directly or indirectly, in whole or in part, arise out of or result from (i) the negligence or willful misconduct of Tenant, its agents, contractors or employees in connection with Tenant's use or occupancy of the Premises, the Building or the Project; (ii) any act or occurrence in the Premises or the Building, unless caused by the negligence or willful misconduct of Landlord, its agents, contractors or employees; (iii) judgments, citations, fines or other penalties rendered or assessed against Landlord (with the exception of any claims under any worker's compensation laws) as a result of Tenant's failure to comply with all federal, state and local laws, safety and health regulations relating to Tenant's specific use of the Premises, provided that Landlord agrees to give Tenant prompt notice of any such violation asserted by any government agency; and (iv) any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease. TENANT, AS A MATERIAL PART OF THE CONSIDERATION TO LANDLORD, HEREBY ASSUMES ALL RISK OF DAMAGE OR INJURY TO TENANT'S PROPERTY IN, UPON OR ABOUT THE PREMISES, FROM ANY CAUSE, EXCEPT FOR SUCH DAMAGE OR INJURY CAUSED SOLELY BY LANDLORD'S NEGLIGENCE OR WILLFUL MISCONDUCT, AND TENANT HEREBY WAIVES ALL CLAIMS IN RESPECT THEREOF AGAINST LANDLORD.

             (b) Landlord shall defend and indemnify Tenant and save Tenant harmless from and against any and all losses, claims, liability, expenses and damages (other than consequential damages) which, either directly or indirectly, in whole or in part, arise out of or result from (i) the negligence or willful misconduct of Landlord, its agents, contractors or employees; (ii) any act or occurrence in the Common Areas, unless caused by the negligence or willful misconduct of Tenant, its agents, contractors or employees; (iii) judgments, citations, fines or other penalties rendered or assessed against Tenant (with the exception of any claims under any worker's compensation laws) as a result of Landlord's failure to comply with all federal, state, and local laws, safety and health regulations relating to any portion of the Building (other than the Tenant Improvement Work) and the Common Areas which Landlord has assumed the duty to maintain pursuant to this Lease, provided that Tenant agrees to give Landlord prompt notice of any such violation asserted by any government agency; and (iv) any and all claims arising from any breach or default in the performance of any obligation on Landlord's part to be performed under the terms of this Lease

             (c) Nothing in this Paragraph 15 is intended to require indemnification for any property claim for which insurance is required to be maintained under the terms of this Lease. The rights and obligations of Landlord and Tenant under this Paragraph 15 shall survive the expiration or earlier termination of this Lease.

                                                                   EXHIBIT 10.20


             (d) WAIVER OF CLAIMS/SUBROGATION. WHENEVER (A) ANY LOSS, COST, DAMAGE OR EXPENSE RESULTING FROM FIRE, EXPLOSION OR ANY OTHER CASUALTY OR OCCURRENCE IS INCURRED BY EITHER OF THE PARTIES TO THIS LEASE IN CONNECTION WITH THE PREMISES OR THE PROJECT, AND (B) SUCH PARTY IS THEN COVERED (OR IS REQUIRED UNDER THIS LEASE TO BE COVERED) IN WHOLE OR IN PART BY INSURANCE WITH RESPECT TO SUCH LOSS, COST, DAMAGE OR EXPENSE, THEN NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN CONTAINED, THE PARTY SO INSURED (OR REQUIRED TO BE INSURED), FOR ITSELF AND ANY INSURER OR ANYONE ELSE THAT MIGHT OTHERWISE CLAIM THROUGH IT BY WAY OF SUBROGATION, HEREBY RELEASES THE OTHER PARTY FROM ANY LIABILITY THE OTHER PARTY WOULD OTHERWISE HAVE ON ACCOUNT OF SUCH LOSS, COST, DAMAGE, AND WAIVES ANY RIGHT OF SUBROGATION WHICH MIGHT OTHERWISE EXIST ON ACCOUNT THEREOF.

         16.  TENANT DEFAULT.

              (a) Each of the following shall constitute a "Tenant Event of Default" by Tenant:

                  (i) The failure of Tenant to pay the Rent or any part thereof when due and the continuation of such failure for ten (10) days after Tenant is notified in writing thereof; provided, however, that if Tenant fails to make any payment required by this Lease when due two (2) or more times in any Lease Year, then notwithstanding that such defaults have been cured by Tenant, any further similar failure shall be deemed a Tenant Event of Default without notice or opportunity to cure;

                  (ii) Tenant shall become insolvent or unable to pay its debts as they become due, or Tenant notifies Landlord that it anticipates either condition;

                  (iii) Tenant takes any action to, or notifies Landlord that Tenant intends to, file a petition under any section or chapter of the United States Bankruptcy Code, as amended from time to time, or under any similar law or statute of the United States or any state thereof; or a petition shall be filed against Tenant under any such statute or Tenant notifies Landlord that it knows such a petition will be filed; or the appointment of a receiver or trustee to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease; or the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease; unless the application of this subsection 13.01(c) shall contravene any applicable law;

                  (iv) Tenant shall fail to fulfill or perform, in whole or in part, any of its obligations under this Lease (other than the payment of Rent) and such failure or non-performance shall continue for a period of thirty (30) days after written notice thereof has been given by Landlord to Tenant; but if the failure is of a nature that it cannot be cured within such 30-day period, Tenant shall not have

                                                                   EXHIBIT 10.20


committed a Tenant Event of Default if Tenant commences the curing of the failure within such 30-day period and thereafter diligently pursues the curing of same and completes the cure within thirty (30) days;

                   (v) Any representation or warranty by Tenant in this Lease, or any certificate or other document furnished by Tenant to induce Landlord to enter into this Lease, including without limitation, financial information, proves to be incorrect in any material respect.

             (b) If a Tenant Event of Default occurs, then at any time thereafter, with or without notice or demand, Landlord may exercise any and all rights and remedies available to Landlord under this Lease, at law or in equity, statutory or at common law, including without limitation, termination of this Lease and termination of Tenant's right to possession without terminating this Lease. In the event of a Tenant Event of Default, Landlord may, without additional notice and without court proceedings, and if not prohibited by law, re-enter and repossess the Premises and remove all persons and property therefrom, and Tenant hereby agrees to surrender possession of the Premises, waives any claim arising by reason thereof or by reason of issuance of any distress warrant or writ of sequestration, and agrees to hold Landlord harmless from any such claims. If Landlord elects to terminate this Lease, it may treat the Tenant Event of Default as an entire breach of this Lease and Tenant shall immediately become liable to Landlord for damages equal to the total of (a) the cost of recovering, reletting, including, without limitation, the cost of leasing commissions attributable to the unexpired portion of the Term of this Lease, and remodeling the Premises (provided that all such costs [the "Amortized and Allocated Reletting Costs"] shall be amortized on a straight line basis over the term(s) of any reletting(s) of all or any part of the Premises, with Tenant being responsible only for such amortized costs which are properly allocable to the then-remaining Term hereof), (b) all unpaid Rent and other amounts earned or due through such termination, including interest thereon at the rate specified in subparagraph 16(d) hereof, plus (c) the present value (discounted at the rate of eight percent (8%) per annum) of the balance of the Rent for the remainder of the Term less the present value (discounted at the same rate) of the fair market rental value of the Premises for said period and (d) any other sum of money and damages owed by Tenant to Landlord. If Landlord elects to terminate Tenant's right to possession of the Premises without terminating this Lease, Landlord shall use commercially reasonable efforts to relet the Premises or any part thereof for the account of Tenant to any person or persons for such rent and for such terms and conditions as Landlord deems appropriate in its commercially reasonable discretion, and Tenant shall be liable to Landlord for the amount, if any, by which the Rent for the unexpired balance of the Term exceeds the net amount, if any, received by Landlord from such reletting(s), being the gross amount so received by Landlord less the Amortized and Allocated Reletting Expenses. Notwithstanding Landlord's obligation to use commercially reasonable efforts to relet the Premises, Landlord shall have not be required to give priority to the Premises vis-a-vis any other vacant space in the Project with regard to its leasing/reletting efforts. Such sum or sums shall be paid by Tenant in monthly installments on the first day of each month of the Term. In no case shall Landlord be liable for failure to relet the Premises (provided Landlord has used commercially reasonable efforts to relet the Premises) or to collect the rent due under such reletting, and in no event shall Tenant be entitled to more than 50% of any excess rents received by Landlord. All rights

                                                                   EXHIBIT 10.20


and remedies of Landlord shall be cumulative and not exclusive. Landlord shall use commercially reasonable efforts to mitigate Tenant's damages in the event of a Tenant Event of Default.

             (c) The first late payment of Rent, costs or other amounts due from Tenant under this Lease in any calendar year shall not be subject to interest charges. Thereafter, all late payments of Rent, costs or other amounts due from Tenant under this Lease shall bear interest from the date due until paid at the rate of eighteen percent (18%) per annum; provided, however, in no event shall the rate of interest hereunder exceed the maximum non-usurious rate of interest (the "Maximum Rate") permitted by the applicable laws of the State of Texas or the United States of America, whichever shall permit the higher non-usurious rate, and as to which Tenant could not successfully assert a claim or defense of usury; and further provided that with respect to a payment of Rent, Tenant shall have first received with respect to the first two late payments in any calendar year a written notice from Landlord on the day following the due date indicating that such payment was not received when due, and Tenant fails to make such payment by the next business day after Tenant's receipt of such notice.

         17.  LANDLORD DEFAULT.

              (a) If Landlord shall:

                  (i) file or have filed against it a petition or case under any section or chapter of the United States Bankruptcy Code, as amended, or under any similar law or statute of the United States or any state and such petition or case is not discharged within sixty (60) days; or

                  (ii) fail to fulfill any covenant or provision of this Lease on its part to be performed and fail to remedy such failure within thirty (30) days after Tenant shall have given Landlord written notice of such failure, then the same shall be an event of default and Tenant shall have all rights, powers and remedies available at law or equity.

             (b) Without limiting the rights described in subparagraph 17(a) above, in the event that (i) Landlord, for any reason, other than by reason of any default by Tenant, fails to fulfill any covenant or provision of this Lease on its part to be performed, and (ii) such failure materially and adversely interferes with the conduct of Tenant's business, as reasonably determined by Tenant; and (iii) such failure is not remedied within five (5) business days after Landlord received actual written notice of such failure (which date shall be extended on a day-for-day basis for each day of "force majeure," as defined herein, which delays the cure of such failure), then Tenant shall give Landlord a second written notice (the "Second Notice") that Landlord has failed to timely remedy such failure, and if Landlord fails to remedy such failure within three
(3) business days after Landlord received the Second Notice, then (x) Annual Base Rent and Annual Additional Rent shall be abated as of the fourth (4th) business day after such Second Notice until such failure is remedied and (y) Tenant shall have the right, but not the

                                                                   EXHIBIT 10.20


obligation, to remedy Landlord's failure and charge Landlord for the reasonable cost of such remedy (plus an administrative/overhead charge of ten percent (10%) of such cost), which charges shall be payable by Landlord within ten (10) days of Tenant's demand therefore, and Tenant shall be entitled to credit such charges against any future installments of Annual Base Rent and Annual Additional Rent if Tenant does not receive reimbursement of such charges from Landlord within such ten (10) day period (collectively, "Tenant's Additional Remedies"). Notwithstanding the foregoing, Tenant's abatement and set-off rights shall be postponed if Landlord, within the three
(3) business day period after the Second Notice gives Tenant written notice that Landlord disputes such failure, and within such three (3) day period commences a binding arbitration under the Commercial Arbitration Rules (using "expedited procedures") of the American Arbitration Association to resolve whether Tenant has the right to exercise such abatement and/or set-off rights. If Landlord fails to exercise its right to request such arbitration, and Landlord shall fail to pay the same, or if the arbitration determines that Tenant has the right to exercise such abatement and/or self-help rights, then Tenant shall have such rights and may exercise the same immediately.

             (c) Without limiting the rights described in subparagraphs 17(a) and (b) above, in the event that (i) Landlord, for any reason, other than by reason of Tenant Event of Default, fails to fulfill any covenant or provision of this Lease on its part to be performed, and (ii) such failure is not remedied within thirty (30) days after Tenant shall have given Landlord written notice of such failure, then Tenant may exercise Tenant's Additional Remedies. The rights of Tenant under this Paragraph 17 shall survive the expiration or earlier termination of this Lease.

         18.  SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENTS.

              (a) FUTURE ENCUMBRANCES. This Lease shall be subject and subordinate to the lien of any mortgage, deed of trust or ground lease hereafter placed on all or any part of the Property, provided that Landlord shall deliver to Tenant a Subordination, Non-Disturbance and Attornment Agreement in a commercially reasonable form as reasonably requested by Landlord's lender (the "SNDA") executed by Landlord's lender ("Holder"). Tenant agrees to execute and deliver to Landlord the SNDA with respect to this Lease for the benefit of Holder, as well as all future mortgage holders and other parties, if any, holding an interest in the Premises, the Building or the Project within ten (10) days from Landlord's written request for such agreement. If Tenant fails to execute and timely deliver any SNDA within three (3) business days after receipt of a second written request from Landlord, then: (1) this Lease shall automatically deemed subject and subordinate to the lien of any mortgage, deed of trust or ground lease hereafter placed on all or any part of the Property; and (2) the Holder shall be deemed to have agreed to the non-disturbance provisions set forth inthe commercially reasonable form which Landlord delivered to Tenant in accordance with the terms of this paragraph.

              (b) EXISTING ENCUMBRANCES. Landlord represents to Tenant that as of the date of this Lease, there are currently no existing encumbrances against the Land, the Project or the Building.

                                                                   EXHIBIT 10.20


             (c) Tenant shall be entitled to rely upon any notice requesting that Tenant make all future rent payments to a Holder and Tenant shall not be liable to Landlord for any payment made to a Holder in accordance with such notice.

         19.  ENVIRONMENTAL COMPLIANCE.

              (a) Except as set forth in the Phase I Environmental Site Assessment of the Land prepared by PBS&J, dated October 1998, Landlord has no current actual knowledge that the Land and the Project, and its existing uses, is not in violation of any applicable federal, state, county, regional or local statutes, laws, regulations, rules, ordinances, codes, standards, orders, licenses and permits of any governmental authorities relating to environmental, health or safety matters (including, without limitation, Hazardous Materials, as defined in subparagraph 19(b) below) (collectively, "Environmental Laws"). Landlord shall, at its own expense, promptly observe and comply with all present and future Environmental Laws, including, without limitation, the Clean Air Act Amendments of 1990 and any regulations (as amended) and all regulations or standards as are or may be promulgated thereunder.

             (b) Without limiting subparagraph 19(a), Landlord represents that since the Landlord purchased the Property, Landlord, and to Landlord's current actual knowledge, without inquiry, Landlord's agents, contractors and employees have not received, handled, used, stored, treated, transported and disposed of any chemical, material or substance, exposure to which is prohibited, limited or regulated by any federal, state, county, regional or local authority or which even if not so prohibited, limited or regulated, poses a hazard to the health and safety of the occupants of the Land or the Project (collectively, "Hazardous Materials") in compliance with all Environmental Laws.

             (c) Landlord represents that it has received no written notices of any violation or claimed violation of any of the matters referred to in subparagraphs 19(a) and 19(b) or of any pending or contemplated investigation, lawsuit or other action relating thereto.

             (d) The representations contained in this Paragraph 19 shall survive the expiration or earlier termination of this Lease.

         20.  PREPARATION OF PREMISES.

                                                                   EXHIBIT 10.20


             (a) BASE BUILDING WORK. Landlord shall, at its sole cost and expense, construct the Base Building Work in a good and workmanlike manner and in accordance with all applicable laws and restrictive covenants affecting the Project. The Base Building Work is specifically described in the Base Building Plans prepared by the architectural firm Graeber, Simmons & Cowan, dated 5/8/00 under Job No. 9816900 (the "Base Building Plans"). The Base Building Plans are incorporated herein by reference for all purposes. The Base Building Work includes, without limitation, the foundation, structural walls, exterior facade, exterior glass, roof, mechanical equipment and systems, electrical systems, plumbing systems, atrium, elevator shafts, cabs and lobbies, rest rooms, corridors required by code for building access, Building Standard window treatments, and certain Base Building finishes as set forth below. For purposes of this Lease, the Base Building will also be deemed to include the allocated surface parking, allocated space within the Parking Garage I, building loading zones, and common areas located on the Land. The Base Building Work and Base Building finishes shall include, without limitation, the following:

       Floor:            Exposed structural concrete slab.

       Walls: The interior of exterior walls and partitions separating tenant spaces from public spaces shall be taped and floated, but not finished on the Tenant side.

       Columns: Exterior columns shall have gypsum board furring enclosures, with taped and floated finish. All other columns shall be left exposed.

       Ceiling: A suspended ceiling grid system and ceiling tiles shall be provided and stacked on each floor of the Building.

       Lighting:         Lighting only in public areas, no lighting in Tenant
                         spaces.

       Exit Corridors:   Code required exit corridors.

       Riser Sleeves:    Sleeves will be provided at the back of the stairwells
                         for use by Tenant for electrical/plumbing risers, or other uses as necessary (refer to Base Building Plans and Specifications for locations).

       Mechanical:       A VAV heating, ventilating, and air conditioning
                         system for an open floor plan is provided to each floor, with main duct runs, VAV boxes, duct connections from the main duct run to each VAV box. VAV boxes are sized to handle loads serving one person per 200 square feet of rentable area and a lighting electrical load of 2.0 watts per square foot of rentable area (subject to Building standard lighting).

                                                                   EXHIBIT 10.20


       Plumbing:         There will be water and wastewater risers installed
                         for tenant use throughout the Base Building (refer to Base Building Plans for locations). Drinking fountains will be provided in a common area adjacent to restrooms.

       Doors: Doors and door hardware for doors that are visible from public spaces shall be provided in accordance with the specifications contained in the Base Building Plans.

       Electrical:       Panels will be provided throughout the Base Building
                         sized to handle normal occupant loads. Convenience outlet electrical capacity shall be 4.5 watts per square foot of rentable area demand load and 7.0 watts per square foot of rentable area connected load. One electrical room will be provided on each floor.

       Communications:   One communications closet will be installed on each
                         floor for telephone service.

       Emergency System: The Base Building emergency lighting and fire alarm system will be provided. Tenant will be responsible for code compliant life safety system in Tenant Improvements.

       Sprinklers:       A code compliant sprinkler system will be installed in
                         the Base Building. Modifications to the base system shall be charged at the marginal increased cost of installation as part of Tenant Improvements and shall be required to meet all codes.

       Structural:       The Base Building is designed for a nominal live load
                         of 50 psf along the Base Building perimeter and a nominal live load of 80 psf in the Base Building interior.

       Elevators:        Two passenger elevators will be provided and finished.

       Signage: Signage will be provided to comply with life safety code requirements.

       Window Wall: Window blinds at each exterior window, in Tenant's selected color, such color subject to Landlord's written approval, which approval shall not be unreasonably withheld, conditioned or delayed.

                                                                   EXHIBIT 10.20


       Restroom:         Complete men's and women's restroom facilities are
                         provided on each floor.  All restrooms meet current
                         ADA requirements.

The Base Building Plans shall be determinative of all issues related to the Base Building Work. Landlord shall complete the Base Building Work on or before the Scheduled Substantial Completion Date.

             (b) TENANT IMPROVEMENT WORK. Landlord shall, at its sole cost and expense (except as limited below), on or before the Scheduled Substantial Completion Date, construct the tenant improvements desired by Tenant to complete the Building for Tenant's occupancy (the "Tenant Improvement Work") in accordance with the "Tenant Improvement Plans," as hereinafter defined. The cost of the Tenant Improvement Work shall be advanced by Landlord for the benefit of Tenant, to be repaid by Tenant in the form of Annual Base Rent, but only to the extent that the aggregate cost of furnishing the Tenant Improvement Work does not exceed $22.30 per rentable square foot contained in the Premises (the "Tenant Improvement Allowance"). The Tenant Improvement Allowance shall be in addition to the Base Building Work. The following items may be charged against the Tenant Improvement Allowance: (i) schematic space efficiency plans for the Premises, preliminary layouts, architectural, engineering, design and space planning work in preparation of the Tenant Improvement Work, the Tenant Improvement Plans necessary to construct the Tenant Improvement Work, including all mechanical, structural, electrical, plumbing and fire sprinkler engineering required to develop Tenant Improvement Work or any modifications to the Base Building Work or Building Standard Items requested by Tenant and approved by Landlord to accommodate the Tenant Improvement Work, all of which shall be prepared by Tenant's architect; (ii) the total cost of the Tenant Improvement Work, including all "Change Orders," as hereinafter defined, (iii) Tenant's moving costs; and (iv) all other costs and expenses related to the design or construction of the Tenant Improvement Work (collectively, the "Tenant's Costs"). The cost for the Tenant Improvement Work shall be limited solely to the Contract Price actually paid by Landlord, as the same may have been revised by any Change Orders made in accordance with this Lease, which Tenant's costs shall be reduced by, without limitation, the following: (x) any overhead charge, profit, fee or other mark-up of any kind for the benefit of Landlord or any affiliate; and (y) any and all costs, expenses or fees directly and indirectly related to the Base Building Work. Landlord shall keep accurate books and records related to the Tenant's Costs on an open-book basis for the benefit of Tenant. Except as provided in subparagraph 20(c) below, the Tenant's Cost in excess of the Tenant Improvement Allowance shall be paid by Tenant within thirty
(30) days after Tenant has received a detailed final reconciliation of Tenant's Costs.

             (c) ADDITIONAL TENANT IMPROVEMENT ALLOWANCE. As set forth in subparagraph 20(b), the Tenant Improvement Allowance is $22.30 per rentable square foot contained in the Premises. Notwithstanding the foregoing, if the Tenant's Cost is in excess of the Tenant Improvement Allowance, Landlord agrees to provide an additional allowance not to exceed $10.00 per rentable square foot contained in the Premises (the "Additional Tenant Improvement Allowance"); provided, however, the Additional Tenant Improvement Allowance, plus interest thereon at the rate of ten percent (10%) per annum, shall be amortized over the initial Term of the Lease and added to the Annual Base Rent. If

                                                                   EXHIBIT 10.20


Tenant requests the Additional Tenant Improvement Allowance, Tenant shall give Landlord written notice thereof prior to the commencement of construction of the Tenant Improvement Work. Prior to the earlier to occur of the commencement of construction of the Tenant Improvement Work and execution of the "General Contract," as hereinafter defined, Landlord shall furnish to Tenant a good faith, detailed written estimate of the cost of each item of Tenant's Costs, including an estimate of the Tenant's Costs in excess of the Tenant Improvement Allowance and the Additional Tenant Improvement Allowance. Thirty (30) days prior to Substantial Completion of the Premises, Landlord shall prepare and deliver to Tenant an estimate of the Tenant Improvements Cost in excess of the Tenant Improvement Allowance and the Additional Tenant Improvements Allowance (the "Estimated Excess Costs") based on the Contract Price and Change Orders to date, and Tenant shall pay the Estimated Excess Costs to Landlord prior to Tenant's occupancy of the Premises. Within thirty
(30) days after Substantial Completion of the Premises, Landlord shall prepare and deliver to Tenant a final detailed reconciliation (the "Final Reconciliation") of the Tenant's Costs in excess of the Tenant Improvement Allowance and the Additional Tenant Improvement Allowance (the "Excess Costs"), based on the Contract Price and all Change Orders, and Tenant shall pay to Landlord the difference between the Estimated Excess Costs paid by Tenant prior to occupancy and the Excess Costs within thirty (30) days of delivery of the Final Reconciliation. If the Final Reconciliation reflects that total Tenant's Costs are less than the Tenant Improvement Allowance and the Additional Tenant Improvement Allowance, Landlord shall refund to Tenant any surplus within thirty (30) days from the date the Final Reconciliation is delivered to Tenant, and upon Landlord's failure to so refund such excess to Tenant within such thirty (30) day period, Tenant shall be entitled to credit such refund against any future installment(s) of Annual Base Rent until fully recouped. Tenant, at its expense, shall have the right to examine all of the books and records of Landlord, the "Tenant Improvement Work General Contractor" as defined herein, and the architects in order to verify and approve the total Tenant's Costs. Once the Additional Tenant Improvement Allowance is finally determined, Landlord shall calculate the revised Annual Base Rent and give Tenant written notice thereof.

             (d) BUILDING STANDARD. For purposes of this Lease, "Building Standard" shall mean those improvements and other items as reasonably approved by Landlord or Landlord's architect as standard for build out purposes of the Tenant Improvement Work. The improvements set forth as Building Standard are part of the Tenant Improvement Work and shall be charged against the Tenant Improvement Allowance. The following shall apply unless otherwise specified in this Lease:

             CEILING SYSTEM:   2' X 4' suspended lay-in acoustical ceiling.

             FLOORING:          Building standard flooring will be 32 ounce
                                carpet glued directly to the concrete slab.

             HARDWARE:          Polished finish Yale locksets.

             INTERIOR DOORS:    Solid core nine foot (9') wood veneer doors
                                with hollow metal frame and latch set.

                                                                   EXHIBIT 10.20


             LIGHTING:          2' X 4' parabolic lay-in fluorescent light
                                fixtures

             (e) TENANT IMPROVEMENT PLANS. Tenant's architect, HLM/BLS Architects, in consultation with Landlord's architect, Graeber, Simmons and Cowan, as design professionals, will prepare the plans, specifications and architectural working drawing for the Tenant Improvement Work (the "Tenant Improvement Plans"). Landlord shall, within five (5) business days of receipt of the Tenant Improvement Plans, either approve or deny approval of the Tenant Improvement Plans, which approval shall not be unreasonably withheld, conditioned or delayed. If Landlord timely disapproves the Tenant Improvement Plans, Landlord shall provide Tenant with a detailed reason for its disapproval. If Landlord fails to deliver said notice within five (5) business days from its receipt of the Tenant Improvement Plans, then the Tenant Improvement Plans shall be deemed approved. The cost of the Tenant Improvement Plans, including the costs and expenses of Tenant's architect and the reasonable costs and expenses of Landlord's architect (to the extent Landlord's architect is reasonably required to participate in coordination of the Tenant Improvements Plans with the Base Building Plans), not to exceed $1,500.00, are included in the Tenant's Costs and will be applied against the Tenant Improvement Allowance. The Tenant Improvement Plans shall include partition and door location drawings, telephone and electric drawings, and ceiling drawings, and include any specifications required by Tenant, including, but not limited to, paint colors, finish details, and non-standard construction work selected by Tenant and to be performed within the Premises by the Tenant Improvement Work General Contractor. Tenant shall cause Tenant's architect to complete the Tenant Improvement Plans within the time schedule set forth below. Landlord agrees to promptly respond to Tenant's requests for information and approvals from time to time as necessary to allow the Tenant Improvement Plans to be completed by Tenant's architect in a timely manner.

             (f) PRE-CONSTRUCTION SCHEDULE. In order for the Premises to be Substantially Completed by the Scheduled Substantial Completion Date of March 1, 2001, Landlord and Tenant acknowledge and agree that it is imperative that the parties adhere to the following pre-construction schedule:

AS SOON AS POSSIBLE, BUT IN NO EVENT LATER THAN SIXTY (60) DAYS AFTER FULL EXECUTION AND DELIVERY OF THIS LEASE BY BOTH PARTIES: - Tenant Improvement Plans, including mechanical, electrical and plumbing plans and specifications, all in a form and content suitable for construction bidding, must be completed and delivered to Landlord..

September 15, 2000 - Tenant will use reasonable efforts to deliver a partial set of the Tenant Improvement Plans, including all long lead items, from Tenant's architect to the General Contractor.

SEVEN (7) DAYS AFTER TENANT RECEIVES FROM LANDLORD bids from subcontractors for the construction of the Tenant Improvement Work based on the Tenant Improvement Plans - Tenant approves the final construction budget for the Tenant Improvement Work.

                                                                   EXHIBIT 10.20


NOVEMBER 1, 2000 - Building Permit obtained by Tenant's architect for the Tenant Improvement Work. Failure to obtain the Building Permit shall not in and of itself be considered a Tenant Delay. The Scheduled Substantial Completion Date shall be extended on a day-for-day basis for each day beyond November 1, 2000 for reasons other than delays caused by Landlord.

If Tenant does not finally approve the construction budget within seven (7) days after submittal by Landlord to Tenant, the Scheduled Substantial Date of March 1, 2000 shall be automatically extended for the number of days between the eighth day after submittal by Landlord until the day Tenant approves the final construction budget.

             (g) GENERAL CONTRACTOR. Tenant acknowledges that Constructors is the general contractor constructing the Base Building Work (the "Base Building General Contractor"), and that Constructors shall be the general contractor for the Tenant Improvement Work (the "Tenant Improvement Work General Contractor"). Constructor's percentage fee for profit/fee overhead combined shall be 2 1/2% of the cost of labor and materials for the Tenant Improvement Work. Constructor's percentage fee for general conditions shall be not greater than 4 1/2% of the cost of labor and materials for the Tenant Improvement Work. Tenant shall be entitled to hire Beck Construction, at its sole cost and expense, to act as the construction manager for the Tenant Improvement Work. The Tenant Improvement Work shall be offered for competitive bid pursuant to the "Construction Schedule," as defined herein, to at least three (3) subcontractors for each major trade and supplier category. The final selection of such subcontractors shall be mutually agreed upon by Tenant and Landlord (the "Subcontractors"). After selection of the Subcontractors, Landlord shall enter into a contract with the Tenant Improvement Work General Contractor for performance of the Tenant Improvement Work, which contract shall: (i) be a guaranteed maximum price contract approved by Tenant; (ii) include a requirement that the Tenant Improvement Work shall be completed in accordance with the construction schedule annexed hereto as EXHIBIT F and made a part hereof (the "Construction Schedule"); (iii) include a complete unit cost breakdown of all materials and labor, which unit costs also shall apply to all change orders; (iv) require insurance coverage in amounts and types mutually and reasonably acceptable to Landlord and Tenant; (v) provide that Tenant shall have the right to approve any subcontractor entering into a contract with a contract price in excess of Five Thousand and 00/100 Dollars ($5,000.00); and (vi) otherwise be in a form mutually and reasonably acceptable to Landlord and Tenant (the "Tenant Improvement General Contract"). Tenant, at Tenant's sole cost and expense, shall have the right to retain its own construction manager. Subject to the provisions of this Paragraph 20 related to the Tenant Improvement Allowance, the Additional Tenant Improvement Allowance, and Tenant's Costs, Landlord shall be solely responsible for all payments and other liabilities or obligations to the General Contractor.

             (h) CHANGE ORDERS; EXTRA WORK. Except as set forth herein, Landlord has no other agreement with Tenant and has no other obligation to do any other work with respect to the Premises. Any other work in the Premises that may be permitted by Landlord pursuant to the terms and conditions of this Lease shall be done at Tenant's sole cost and expense and subject to Landlord's reasonable

                                                                   EXHIBIT 10.20


approval, which approval shall not be unreasonably withheld, conditioned or delayed. If, after the commencement of construction of the Tenant Improvement Work, Tenant desires to make changes in the Tenant Improvement Plans or desires extra work to be performed not contemplated by the Tenant Improvement Plans (the "Extra Work"), Tenant, at Tenant's sole cost and expense, shall submit to Landlord all necessary drawings, plans and specifications (the "Extra Work Plans") to construct the Extra Work. Landlord shall have the right to reasonably approve the Extra Work Plans, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord shall submit to Tenant written estimates of the cost of Extra Work and any delays to Scheduled Substantial Completion Date resulting from Extra Work (any delays resulting from Extra Work shall constitute a "Tenant Delay," as defined in subparagraph 20(j) below). If Tenant fails to approve Landlord's estimate within three (3) business days from the receipt thereof, then Landlord's estimate shall be deemed disapproved in all respects by Tenant and Landlord shall not be authorized to proceed with such Extra Work. If Tenant timely accepts Landlord's estimate, Tenant agrees to pay 50% of the cost of the Extra Work to Landlord upon acceptance of Landlord's estimate, and the balance of the cost of the Extra Work within ten (10) days of being billed therefor by Landlord. Landlord shall not be liable for any damages incurred by Tenant by delays in Substantial Completion as a result of the construction or performance of any Extra Work. All Extra Work shall be done at Tenant's sole cost and expense and shall not be included in the Tenant Improvement Allowance or the Additional Tenant Improvement Allowance. Landlord may require changes in the Tenant Improvement Plans and the General Contract only if necessary to comply with changes, revisions or additions to applicable building codes and other laws, which changes shall be part of Tenant's Costs, subject to Tenant's prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed.

             (i) PUNCH LIST. "Punch List Items" as used herein shall mean any details of construction, decoration, mechanical and electrical adjustments or other matters, which, in the aggregate, are minor in character, the non-completion of which does not interfere with Tenant's normal use or enjoyment of the Premises to conduct Tenant's business. Prior to Tenant's occupancy of the Premises, Landlord and Tenant shall conduct a walk-though of the Premises to agree on cosmetic Punch List Items. Within fifteen (15) days after the date Tenant takes occupancy of the Premises, Tenant shall deliver to Landlord a current list of non-cosmetic Punch List Items for the Premises that Landlord is obligated by the provisions of this Lease to complete. The list of cosmetic Punch List Items and the list of non-cosmetic Punch List Items is herein called the "Punch List". Landlord shall use reasonable efforts to complete all Punch List Items within thirty (30) days after the date the applicable approved Punch List is delivered by Tenant to Landlord.

             (j) TENANT DELAYS. Tenant agrees that for purposes of this Lease, the following shall constitute "Tenant Delays" if the same actually delay Substantial Completion:

                 (1) Tenant fails to timely comply with the dates established in the schedule of dates described in Paragraph 20(f) hereof, including without limitation, having Tenant's architect timely complete the Tenant Improvement Plans; or

                                                                   EXHIBIT 10.20


                 (2) Tenant's failure to furnish information in accordance herewith or to respond to any written request by Landlord for any approval or information within any time period prescribed, or if no time period is prescribed, then within three (3) business days of such written request; or

                 (3) Tenant's insistence on materials, finishes or installations other than Landlord's Building Standard after having first been informed by Landlord in writing at or before the time of delivery to Tenant of final construction pricing for Tenant's approval that such materials, finishes or installations will cause a delay in Substantial Completion; or

                 (4) Tenant's causes changes to be made in the Tenant Improvement Plans (notwithstanding Landlord's approval of such changes) that reasonably would cause a delay in the completion of the Premises or Tenant causes changes in the Tenant Improvements Work after commencement of construction of the Tenant Improvements Work resulting in Extra Work; or

                 (5) Tenant, or any person, firm or corporation employed by Tenant, including Tenant's architect and engineers even if employed by Landlord, fails to timely perform or complete any work by Tenant or said person, firm or corporation employed by Tenant (all such work and such persons, firms or corporations being subject to the reasonable approval of Landlord); or

                 (6) Tenant shall have directly, or indirectly through any person, firm or corporation employed by Tenant, interfered with or delayed the work of either of the general contractors; or

                 (7) Any request by Tenant that Landlord delay the completion of any of the Base Building Work; or

                 (8) Any delay resulting from Tenant's entry of the Premises prior to its being Substantially Completed; or

                 (9) Tenant's Architect's failure to cooperate on a timely basis with Landlord in working with the building department with regard to obtaining a Building permit for the Tenant Improvement Work.

The Scheduled Substantial Completion Date shall be extended on a day-for-day basis for each day of Tenant Delay. Further, Tenant shall be responsible to pay Landlord an accruing rent penalty (payable within thirty (30) days after Substantial Completion) of one day of Annual Base Rent for each day of Tenant Delay.

                                                                   EXHIBIT 10.20


             (k) ACCEPTANCE OF TENANT IMPROVEMENT WORK. Except for the completion of any Punch List Items, the taking of possession of the Premises by Tenant means that (i) Tenant has conducted its own independent investigation of the Premises and that the Premises are suitable for the purpose for which the same are leased, subject to any latent defect which is not discoverable upon reasonable inspection, and (ii) the Building and each and every part and appurtenance thereof are in good and satisfactory condition, except for any latent defect which is not discoverable upon a reasonable inspection.

             (l) INTENTIONALLY OMITTED.

             (m) WARRANTY. Landlord hereby warrants to Tenant, for one year after Substantial Completion of the Base Building Work, that the Base Building Work and the Tenant Improvement Work has been completed in a good and workman-like manner, free from faulty materials, in accordance with all applicable legal requirements, and sound engineering standards, and in accordance with the Base Building Plans (and the Tenant Improvement Plans, if applicable). Such warranty includes, without limitation, the repair or replacement (including labor), at Landlord's sole cost, of all materials, fixtures and equipment which are defective or which are defectively installed by the Base Building General Contractor in connection with the Base Building Work and the Tenant Improvement General Contractor in connection with the Tenant Improvement Work. After such one (1) year warranty period, Landlord will assign to Tenant all such warranties related to the construction of the Tenant Improvement Work, as well as any additional warranties provided by any of the Tenant Improvement Contractor's subcontractors and material suppliers for such materials, workmanship, fixtures and equipment. Landlord will include in the general contracts for both the Base Building Work and the Tenant Improvement Work appropriate provisions permitting such assignment without the consent of the Base Building General Contractor or the Tenant Improvement Work General Contractor, as the case may be. Landlord agrees to cooperate with Tenant in enforcing the warranties from Beck Construction, but Tenant acknowledges and agrees that it is looking solely to Beck Construction to enforce such warranties and not to Landlord. Landlord shall enforce for the benefit of Tenant, all warranties from the Base Building General Contractor, as well as any additional warranties provided by any of the Base Building General Contractor's subcontractors and material suppliers for such materials, workmanship, fixtures and equipment in effect after the expiration of such twelve (12) month warranty period.

             (n) LANDLORD'S OBLIGATION. Landlord will assist Tenant in coordination of the Tenant Improvement Plans with the Base Building Plans.

             (o) AUTHORIZED REPRESENTATIVES. Tenant shall furnish Landlord with a written list of Tenant's authorized construction representatives for the Tenant Improvement Work. Only such construction representatives are authorized to sign any change order, or disbursement request for any allowance, receipt, or other document on behalf of Tenant related to the Tenant Improvement Work, and without the signature of such authorized construction representative, no such document shall be binding upon Tenant. Tenant may from time to time change or add to the list of authorized construction representatives by giving Landlord written notice of the addition or change.

                                                                   EXHIBIT 10.20


             (p) TEMPORARY ALTERATIONS. Subject to the other provisions hereof, Landlord expressly reserves the right, in its sole discretion, to temporarily change the location of, close, block or otherwise alter any entrances, corridors, doorways, or walkways leading to or providing access to the Building or any part thereof or otherwise restrict the use of same, provided such acts do not materially and adversely impair Tenant's access to the Premises, do not materially detract from the appearance of the Premises, and do not otherwise materially interfere with Tenant's use and enjoyment of the Premises. Landlord shall not incur any liability whatsoever to Tenant as a consequence of acts authorized by this provision, and such acts shall not be deemed to be a breach of any of Landlord's obligations hereunder. Landlord agrees to exercise good faith in notifying Tenant within a reasonable time in advance of any alterations, modifications or other acts of Landlord under this subparagraph.

         21. ANTENNA(E) INSTALLATION. Subject to the following provisions of this Paragraph 21, Landlord grants Tenant the right, in common with Landlord, to install, operate and maintain, at Tenant's expense and risk, a lawfully permitted antenna(e), satellite dish and associated equipment, and rooftop communications equipment (the "Antenna Equipment") at a location on the Building to be determined by Tenant, and reasonably acceptable to Landlord as long as the Antenna Equipment is shielded from view and does not interfere with any of the Building's systems or their maintenance (the "Antenna Premises"):

             (a) Tenant shall submit to Landlord for its approval, a full set of engineering plans and specifications for the proposed Antenna Equipment installation, such approval not to be unreasonably withheld, conditioned or delayed;

             (b) Tenant shall make all required conduit or cable connections between Tenant's equipment in the Premises and the Antenna Equipment utilizing Building services, subject to (i) Tenant's payment of reasonable costs for such services, and (ii) approval of such connections by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall have the right (which shall be exclusive with regard to the Building) to use the Building's risers, telecommunications areas and the roof areas approved by Landlord for the installation of the Antenna Equipment;

             (c) Any Antenna Equipment installed by Tenant shall be erected so as not to interfere with the operation of any previously erected antenna(e), is shielded from view and does not interfere with any of the Building's systems or their maintenance, and Landlord shall not erect or permit the erection of any antenna(e) on the Building so as to interfere with the operation of any Antenna Equipment previously erected by Tenant;

             (d) Tenant, its employees, agents and contractors shall, at all reasonable times, have the unrestricted right to enter or leave the Antenna Premises and Landlord agrees that it will not give unauthorized persons access to Tenant's Antenna Premises or Antenna Equipment;

                                                                   EXHIBIT 10.20


             (e) Tenant shall obtain all necessary municipal, state and federal permits and authorizations required to install, maintain and operate the Antenna(e) Equipment and pay any charges levied by government agencies which are the sole result of Tenant having the Antenna Equipment. Landlord agrees to fully cooperate with Tenant in obtaining all such permits and authorizations, at no cost or expense to Landlord;

             (f) Tenant, at Tenant's sole cost and expense, agrees to maintain the Antenna Equipment and Antenna Premises in a good state of repair and to indemnify, defend and save Landlord's Indemnified Parties harmless from any claims, liability or expenses resulting from the erection, maintenance, existence or removal of the Antenna Equipment, provided that such loss, costs or damages are not due to the negligence or willful misconduct of Landlord, its agents, employees or contractors;

             (g) Tenant, at Tenant's sole cost and expense, shall be obligated to maintain and repair any damage to the roof or Building systems resulting from the installation, operation, repair or maintenance of the Antenna Equipment;

             (h) At the conclusion of the Term, Tenant shall remove the Antenna Equipment and surrender and restore the Antenna Premises to Landlord in substantially as good condition as when entered, except for loss or damages resulting from casualty, condemnation, act of God or ordinary wear and tear;

             (i) The liability insurance to be carried by Tenant pursuant to the provisions of this Lease shall include coverage for Tenant's activity on the Antenna Premises.

             (j) Tenant shall be permitted to select a contractor of its choice to undertake the installation of the Antenna Equipment, subject to Landlord's approval, which approval shall not be unreasonably withheld, conditioned or delayed. In addition, Tenant shall be permitted to construct equipment enclosures, if required, in locations, design, and material to be mutually agreed upon, for accommodation of the Antenna Equipment. Tenant shall also have the right to install necessary conduit and sleeving from the roof to the points of connection within the Premises. Tenant shall be responsible for all costs of installation (including structural reinforcing), repair, and maintenance with respect to the Antenna Equipment. In addition, in the event Tenant leases space in other buildings in the Project, Tenant shall have the right to install conduit (or have rights to any available conduit installed by Landlord) between the buildings for its communications lines.

         22. RECORDING. Neither Landlord nor Tenant shall record this Lease. However, contemporaneously with the execution of this Lease, Landlord and Tenant shall execute a memorandum of lease containing such information as shall be required by the appropriate state statutes, and such other information as Tenant may reasonably require; provided, however, the memorandum shall specifically provide that it is automatically released upon the Commencement Date. Tenant may, at Tenant's sole cost, record the memorandum of lease in the appropriate Recording Office. Neither party to this Lease shall,

                                                                   EXHIBIT 10.20


without the other party's prior written consent, disclose the contents of this Lease to any third party except such party's affiliates, parent or subsidiaries, professional advisors, existing and potential lenders, prospective investors, or prospective purchasers. In addition, simultaneously with the execution of the memorandum, Landlord and Tenant shall execute a release of the memorandum and deliver same to Landlord, and Landlord shall have the right to record such release after the Commencement Date.

         23. ESTOPPEL CERTIFICATE. Tenant shall, upon thirty (30) days prior written request of Landlord (but not more often than twice during any calendar year) execute, acknowledge and deliver to Landlord or its designee a written statement, together with a true and correct copy of the Lease, and all amendments thereto, attached to such statement, stating, to the reasonable knowledge of Tenant as of the date made: (a) the date this Lease was executed;
(b) the Commencement Date and the Expiration Date; (c) the monthly amount of Annual Base Rent and the Estimated Additional Annual Rent and the date to which such Annual Base Rent and Estimated Additional Annual Rent has been paid; (d) that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way (or specifying the date and terms of any agreement so affecting this Lease); (e) that this Lease represents the entire agreement between the parties as to this lease transaction (or identifying those other documents which, together with this Lease, form the entire agreement between the parties as to this lease transaction); (f) that all required contributions by Landlord to Tenant on account of the Tenant's Improvements have been received (or specifying those required contributions which Landlord has not made); (g) that all required contributions by Tenant to Landlord on account of the Tenant's Improvements have been received (or specifying those required contributions which Tenant has not made); (h) that as of the date of the statement there are no existing defenses or offsets which Tenant has against the enforcement of this Lease by Landlord except as set out by Tenant; (i) that no Annual Base Rent or Estimated Additional Annual Rent has been paid for more than one (1) month in advance; and (j) that no security has been deposited with Landlord. Any such statement may be relied upon by a prospective purchaser or mortgagee of Landlord's interest in the Property. Landlord shall, upon thirty
(30) days prior written request by Tenant, deliver to Tenant or its designee an estoppel certificate, in the substance and form described above, describing the status of this Lease and any ground lease, underlying lease or mortgage encumbering the Property.

         24.   INTENTIONALLY OMITTED.

         25. HOLDING OVER. If Tenant shall hold over after the expiration of the Term, its tenancy shall be on a month-to-month basis and shall be subject to all of the terms, conditions, provisions and obligations of this Lease, except that, for the first three (3) months following the expiration of the Term, each monthly installment of Annual Base Rent shall be one hundred fifty percent (150%) of the monthly Annual Base Rent installment that applied to the last month of the Term, and that thereafter, each monthly installment of Annual Base Rent shall be one hundred seventy-five percent (175%) of the monthly Annual Base Rent installment that applied to the last month of the Term. Tenant shall provide Landlord with not less than forty-five (45) days' written notice of Tenant's intention to hold over (the "Holdover Notice"). Tenant will endeavor to include in the Holdover Notice the time period during which it

                                                                   EXHIBIT 10.20


anticipates it will be holding over. If Tenant gives Landlord such Holdover Notice, then such holdover rental amount shall be Landlord's sole and exclusive right and remedy of damages on account of Tenant holding over during the first thirty (30) days of holdover. If Tenant fails to give Landlord the Holdover Notice, then Landlord's sole and exclusive right and remedy of damages on account of Tenant holding over during such thirty (30) day period shall be such holdover rental amount and any direct damages suffered by Landlord on account of Tenant's holding over for such thirty (30) day period. In any event, Landlord shall have all rights and remedies under this Lease, at law or in equity, with respect to Tenant's holding over for periods after such thirty (30) day period.

         26. OTHER UTILITIES. At Tenant's sole cost and expense and subject to the approval of the City of Austin and any other applicable governmental entity have control thereof, Tenant shall have the right to introduce into the Premises such other utilities as Tenant might require and Tenant shall pay the cost of such other utilities directly to the applicable utility companies.

         27. OPTION TO PROVIDE OWN JANITORIAL SERVICES. If Tenant has provided Landlord with written notice more than twice in any consecutive six-month period informing Landlord of Tenant's dissatisfaction with the performance of Landlord's janitorial contract or, and, if within thirty (30) days after such second notice, the janitorial contractor's performance remains unsatisfactory to Tenant, then Tenant shall have the right at any time thereafter during the Term to contract independently with any cleaning contractor of Tenant's choice for the cleaning of all of the Premises. Tenant shall give Landlord at least thirty
(30) days prior written notice of Tenant's election. In the event that Tenant elects to contract independently, then beginning with the effective date of the institution of such services by Tenant, (i) the Estimated Additional Annual Rent, and if applicable, the Annual Base Rent shall be reduced as specified in subparagraph 6(b), and (ii) Building Operating Expenses shall not include the cost of janitorial services for the leasable areas of the Building.

             28. LEASE BOND. Tenant agrees to deposit with Landlord within five
(5) days after Tenant receives the fully executed Lease from Landlord, a bond as security for the full and faithful performance by Tenant of its obligations under this Lease (the "Bond"). The Bond shall be issued by Safeco Insurance Company of America (the "Surety"), in favor of Landlord, as sole obligee, in the original principal sum of Four Million Five Hundred Sixty-Four Thousand Six and 80/100 Dollars ($4,564,006.80) (the "Aggregate Sum") and in form to the form attached hereto as EXHIBIT "F". The Bond shall provide that the interest of the Obligee under the Bond shall be freely assignable and transferable to any subsequent owner of the Building, without payment of any transfer fee or consent of the Surety. The Bond shall have a term which shall expire on the day immediately preceding the fifth anniversary of the effective date of the Bond. Not less than thirty (30) days prior to the expiration date of such Bond (the "Bond Termination Date") Tenant shall deposit with Landlord, a substitute surety bond in an amount equal to the Aggregate Sum, as the same shall have been reduced pursuant to the reduction provisions of the Bond, and for a term of two
(2) years, and in form and content substantially similar to the original Bond, and issued by a surety company approved in writing by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed (a "Substitute

                                                                   EXHIBIT 10.20


Bond"). If Tenant fails to deposit such Substitute Bond on or before the date which is thirty (30) days prior to the Bond Termination Date, then Landlord shall give Tenant written notice of such failure (the "Bond Substitution Notice") and Tenant shall have ten (10) business days following its receipt of the Bond Substitution Notice (the "Cure Period") to deposit such Substitute Bond with Landlord. Tenant's failure to deposit the Substitute Bond with Landlord by the end of the Cure Period shall entitle Landlord, without any further notice to Tenant, to immediately thereafter make a demand for and draw upon the entire amount of the Bond irrespective of the amount of any monetary obligation then due and owing to Landlord by Tenant In the event Landlord draws upon the entire Bond as a result of Tenant's failure or refusal to timely deposit the Substitute Bond with Landlord, Landlord shall be entitled to apply such proceeds, or any part thereof, to compensate Landlord for any and all losses, costs, damages or expenses sustained due to such default and Landlord shall be entitled to continue to apply such proceeds over the Term of this Lease to such amounts until the expiration of the Term, at which time if any proceeds remain and all of such losses, costs, damages and expenses have been fully liquidated, the balance of such proceeds shall be returned to Tenant. If Landlord draws on the Bond on account of Tenant's failure to deliver the Substitute Bond by the end of the Cure Period (the "Delivery Failure Draw"; the amount so drawn is referred to herein as the "Delivery Failure Draw Amount"), then upon Tenant's subsequent deposit of a Substitute Bond with Landlord, Landlord shall immediately return the Delivery Failure Draw Amount to Tenant and upon Landlord's failure to so return the Delivery Failure Draw Amount to Tenant, Tenant shall be entitled to credit the Delivery Failure Draw Amount against any future installment(s) of Base Rent or any other sum becoming due and payable under this Lease until Tenant fully recoups the Delivery Failure Draw Amount. If Tenant does not use the entire amount of the Additional Tenant Improvement Allowance, then Tenant shall be entitled to provide in lieu of the Bond, a substitute bond (the "Reduced Bond") in an amount equal to the Aggregate Sum minus the unused Additional Tenant Improvement Allowance. The form and content of the Reduced Bond shall be substantially similar to the original Bond, and issued by a surety company approved in writing by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Simultaneously with the execution and delivery of the Reduced Bond, Landlord shall return the original Bond to Tenant.

              (b) Upon the occurrence of a default in any of Tenant's monetary obligations under the Lease, which default constitutes an event of default by Tenant beyond all applicable notice and cure periods, including, but not limited to, payment of the Annual Base Rent, Landlord may make a claim under or against and obtain proceeds of the Bond for the payment of any such Annual Base Rent or other monetary obligation in default, subject to the provisions of said Bond.

         29.  OPTION TO RENEW.

              (a) Provided a Tenant Event of Default does not exist at the time the option may be exercised and Tenant has not assigned this Lease to a person or entity that is not a Related Transferee,

                                                                   EXHIBIT 10.20


Landlord grants Tenant the options (the "Renewal Options") to renew this Lease with respect to all or any portion of the Premises, for two (2) additional periods of five (5) years each (the "Renewal Periods"). Each Renewal Option must be exercised by Tenant delivering written notice to Landlord at least nine (9) months prior to the Expiration Date, as extended by any previously exercised option.

             (b) The renewal rental rate for the Renewal Periods shall be ninety-five percent (95%) of the Market Rental Rate (as hereinafter defined), including any applicable Tenant Improvement Allowance for such Renewal Period (the "Renewal Rental Rate"). The Market Rental Rate is the then prevailing rental rates then being charged by landlords (including Landlord) in the Austin, Travis County, Texas area on new leases to tenants of a similar credit quality to Tenant for space of similar quality and size as the Premises, taking into account, all relevant factors, including without limitation, age, extent and quality of tenant improvements, length of term, amenities of the Building and the Property, location and/or floor height and definition of net rentable area, reasonable projections of Annual Base Rent, Annual Additional Rent and allowances or concessions that have been granted such as abatements, lease assumptions and leasehold improvements and moving allowances, if any. In addition, for purposes of the determination of Market Rental Rate, Landlord's rental rate then being charged on new leases to new tenants in the Project shall be reasonably discounted by the costs which Landlord would not incur if Tenant renews, such as, without limitation, build-out and brokerage costs.

             (c) Within fifteen (15) days after Tenant's exercise of each of the Renewal Options, Landlord shall notify Tenant in writing of the Renewal Rental Rate for that Renewal Period as determined by the above formula. Tenant shall have fifteen (15) days from the receipt of Landlord's notice to either accept or dispute Landlord's determination of the Renewal Rental Rate, including any annual adjustments to the Renewal Rental Rate. Within fifteen (15) days following Landlord's delivery of the Renewal Rental Rate, Tenant shall notify Landlord in writing of the acceptance or rejection of the Renewal Rental Rate. If Tenant accepts the Renewal Rental Rate, then the Renewal Rental Rate shall be the rental rate in effect during the applicable Renewal Term. If Tenant fails to respond within such fifteen (15) day period, Landlord shall deliver to Tenant a second notice (the "Second Renewal Rate Notice") to either accept or dispute Landlord's determination of the Renewal Rental Rate, and if Tenant fails to respond within three (3) business days from the date of the Second Renewal Rate Notice, Tenant shall be deemed to have accepted the Renewal Rental Rate. If Tenant timely rejects the Renewal Rental Rate during such fifteen (15) day period, Tenant's rejection notice must either (i) withdraw its exercise of the Renewal Option, or (ii) exercise its right to a fifteen (15) day negotiation period with Landlord which right is hereby granted. If Tenant exercises such right, Tenant and Landlord shall, in good faith, endeavor to negotiate a reasonable renewal rental rate (the "Negotiated Renewal Rate"). If Tenant and Landlord fail to agree upon a Negotiated Renewal Rental during such fifteen (15) day period, Tenant's may elect to either (i) withdraw its exercise of the Renewal Option, or (ii) exercise its right to enter into arbitration with Landlord concerning the Market Rental Rate in accordance with the following procedure.

                 (i) Within ten (10) days after Tenant delivers to Landlord its rejection notice requesting arbitration of the Market Rental Rate (the "Designation Date"), Landlord and Tenant shall each

                                                                   EXHIBIT 10.20


appoint an independent arbitrator who shall be an appraiser or licensed real estate broker with at least ten (10) years experience in office leasing, or as a commercial real estate appraiser, in the Austin, Texas, geographic real estate market or in appraising leasehold interests under commercial leases, and shall be familiar with the valuation of comparable property in such area and otherwise qualified to act as an expert witness over objection to give opinion testimony addressed to the issue in a court of competent jurisdiction. Each independent appraiser shall not have been employed, regularly or as a broker or consultant, during the past six (6) month period by the respective party selecting such person. By the Designation Date, each party shall notify the other party in writing of the name, address, telephone number and qualifications of its appraiser so appointed. If either party shall fail to notify the other party of its named appraiser by the Designation Date, the determination of the Market Rental Rate by the single appraiser appointed shall be conclusive and binding upon both Landlord and Tenant. If both parties timely designate their respective appraisers, then the two appointed appraisers shall select a third qualified appraiser within ten (10) days after the Designation Date. Landlord and Tenant shall each bear the cost of its appraiser and one-half (1/2) of the cost of the third appraiser.

                 (ii) The three appraisers shall determine the Market Rental Rate in accordance with the parameters set forth herein by mutual agreement within thirty (30) business days after the Designation Date by selecting either Landlord's or Tenant's determination of the Market Rental Rate. If all of the appraisers fail to agree on the Market Rental Rate within thirty (30) business days after the Designation Date, but two of the appraisers can so agree, then the Market Rate as determined by such two appraisers shall be controlling. If none of the appraisers can agree on the Market Rate within such time period, then an average shall be taken of the two closest determinations thereof and such average shall be controlling (except that if the median of the three rates provided by the appraisers is also the average of the three, it shall be controlling). Tenant shall have fifteen (15) days to accept or reject in writing the Market Rate as determined by the arbitration procedure. If Tenant does not accept the Market Rate as determined by the arbitration procedure on or before the end of said fifteen (15) day period, then Tenant shall pay all of Landlord's costs associated with obtaining the aforementioned appraisals and Tenant shall be deemed to withdraw its exercise of the Renewal Option, and all rights of Landlord and Tenant under this option to renew shall immediately terminate and all terms and conditions of this option to renew shall be of no further force and effect. Except for a failure of the parties to agree on Market Rental Rate, or Tenant's rescission of its exercise of the Renewal Option pursuant to subparagraph (c) above, Tenant may not revoke its election to renew after such election has been made.

             (d) Landlord and Tenant shall execute an amendment to this Lease within thirty (30) days after the determination of the Renewal Rental Rate, which amendment shall set forth the extended Term, the Annual Base Rent and all other terms and conditions for the applicable Renewal Period.

             (e) Any termination of the Lease during the initial Term or the first renewal term shall terminate all subsequent renewal rights hereunder. The renewal rights of Tenant hereunder shall not be severable from the Lease, nor may such rights be assigned or otherwise conveyed in connection with any permitted assignment of the Lease, unless such assignment is to a Related Transferee in accordance with

                                                                   EXHIBIT 10.20


the provisions of subparagraph 8(b) of this Lease. Landlord's consent to any assignment of the Lease to a party other than a Related Transferee shall not be construed as allowing an assignment of such rights to any assignee.

             (f) Within thirty (30) days following execution of the amendment renewing this Lease described in (d) above or any amendment extending the Term of this Lease, Landlord shall commence any Tenant Improvement Work contemplated in the Renewal Rental Rate, or at Landlord's option, Landlord shall pay the Tenant Improvement Allowance component of the Renewal Rental Rate to Tenant and Tenant shall be obligated to construct Tenant Improvement Work to the Premises in an amount equal to, or in excess of the amount paid by Landlord to Tenant for the Tenant Improvement Allowance component of the Renewal Rental Rate.

              (g) Except as set forth above, the Renewal Period(s) shall be subject to all of the terms and conditions of this Lease.

         30.  RIGHT OF FIRST OFFER FOR ADDITIONAL SPACE.

              (a) Provided (i) a Tenant Event of Default does not then exist, and (ii) there are at least two (2) years remaining in the initial Term, then, subject to, and inferior to, the existing rights of existing tenants in the Project (as set forth below), Landlord grants Tenant during the initial Term of this Lease, a continuing and recurring preferential right of first offer (the "Right of First Offer") to acquire additional space in River Place Pointe II ("Building II") (subject to Landlord's right to enter into a lease with the prospective tenant with whom it is currently negotiating, for approximately 13,000 rentable square feet of space on either the third floor or the first floor of Building II) and River Place Pointe IV ("Building IV") (subject to Landlord's right to enter into a lease with the prospective tenant with whom it is currently negotiating, for the top floor and approximately 1/2 of the next floor of Building IV) which from time to time may be or become available for lease (the "Offer Space"). Tenant rights to lease space in Building II are subject to the existing rights of eLoyalty Corporation ("eLoyalty") and Vectris Telecom, Inc. ("Vectris"), both of whom have previously executed leases for space in Building II. There are currently no tenants in Building IV.

              (b) Prior to Landlord leasing all or any portion of the Offer Space, Landlord shall notify Tenant in writing of the availability of all or portions of the Offer Space for lease and the date upon which such Offer Space is expected to be made available to Tenant (the "Notice"), which Notice shall include all major business terms (rent, term, tenant improvement allowance, renewal options, rent concessions) pursuant to which the Offer Space is being offered to Tenant (the "Offer Terms"). Simultaneously, Landlord will notify eLoyalty and Vectris pursuant to their respective leases, as applicable. Subject to eLoyalty and/or Vectris exercising their respective rights with respect to the Additional Space covered by the Notice, Tenant may exercise the Right of First Offer to include such Offer Space under this Lease by delivering to Landlord written notice of Tenant's election on or before the fifth (5th) business day after the date of Tenant's receipt of the Notice. Notwithstanding Tenant's exercise

                                                                   EXHIBIT 10.20


of the Right of First Offer, Tenant acknowledges and agrees that its right to exercise the Right of First Offer is subject to the superior rights of eLoyalty and Vectris.

             (c) In the event Landlord does not receive written notice of Tenant's election to lease all or such portion of the Offer Space described in the Notice within said five (5) business day period, then Landlord shall be free to lease such Offer Space to one or more third parties as long as the total economics of any lease to a third party is not less than ninety percent (90%) of the total economics contained in the Offer Terms, and Tenant shall be deemed to have waived and released its Right of First Offer as to the Offer Space designated in the Notice with respect to the Offer Terms.

             (d) All Offer Space leased by Tenant pursuant to the Right of First Offer shall be for a term which is coterminous with the initial Term and any renewal or extension thereof.

             (e) The term Premises, as used in this Lease, shall include all expansions thereof that may occur from time to time pursuant to this Right of First Offer.

             (f) In the event Tenant exercises the Right of First Offer pursuant to the terms hereof, Landlord shall do the Tenant Improvement Work necessary to furnish and install within the Offer Space leased by Tenant, in accordance with Tenant Improvement Plans to be prepared by Tenant and approved in writing by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. The cost of the Tenant Improvement Work shall be advanced by Landlord for the benefit of Tenant, to be repaid by Tenant in the form of Base Rent, but only to the extent that the aggregate cost of the Tenant Improvement Work for the Offer Space provided for in the drawings does not exceed an amount per square foot leased, rounded up or down to the nearest cent (but not to exceed $18.00), equal to (X) $18.00 times (Y) the number of months remaining in the Term (excluding all renewals, unless such renewals have been irrevocably exercised by Tenant), divided by (Z) eighty-four (84).

             (g) The Annual Base Rent for the Offer Space shall be: (1) at the same rate per rentable square foot per annum as the originally demised Premises if the Right of First Offer is exercised during the first eighteen (18) months of the Term and the Offer Space is in River Place Pointe II; (2) at the rate of $30.45 per rentable square foot per annum if the Right of First Offer is exercised during the first eighteen (18) months of the Term and the Offer Space is in River Place Pointe IV: (3) in all other circumstances, the rental rate for the Offer Space as determined by Landlord and designated in the Notice, and shall be due and payable commencing on the earlier of (i) the date the Tenant Improvement Work constructed by Landlord in the Offer Space leased by Tenant is Substantially Completed, and Landlord has notified Tenant of such Substantial Completion, or (ii) the date Tenant begins the occupancy of all or any part of the Offer Space leased by Tenant in a reasonably normal manner for the conduct of Tenant's business.

             (h) Upon Tenant's exercise of the Right of First Offer pursuant to the terms hereof, but subject to the rights of eLoyalty and Vectris as to Offer Space, Landlord and Tenant shall execute, at the

                                                                   EXHIBIT 10.20


request of either party, an instrument delineating and describing the Offer Space leased by Tenant and thereby added to the Premises.

              (i) If Tenant does not exercise its Right of First Offer as set forth herein, Landlord shall have the right, for a period of six (6) months from the date of the Notice, to lease all or any portion of the Offer Space to third party tenants as long as the total economics of any lease to a third party is not less than ninety percent (90%) of the total economics contained in the Offer Terms. Landlord shall not have the right to lease all or any portion of the Offer Space upon economic terms more favorable than the economic terms set forth in the Notice without giving Tenant a new Notice setting forth such lower rental rate.

              (j) If Tenant exercises the Right of First Offer as set forth herein, the number of parking spaces allocated to Tenant shall be proportionately increased in accordance with the parking ratio requirements set forth in subparagraph 13(c)(xi).

              (k) Except as set forth above, if Tenant exercises the Right of First Offer, the portion of the Offer Space covered by the Notice shall be added to the Premises for the remainder of the Term on the date the Tenant Improvement Work for such Offer Space is Substantially Complete and shall be subject to all of the terms and conditions of this Lease.

              (l) Landlord and Tenant shall execute an amendment to this Lease within thirty (30) days after Tenant's occupancy of such Offer Space, which amendment shall set forth the revised Premises and Tenant's Proportionate Share and the Annual Base Rent for such Offer Space.

              (m) As a condition to Tenant exercising its Right of First Offer, Tenant must deliver to Landlord a Bond in the form attached hereto as Exhibit F in an amount equal to the total of: (i) the broker commissions, if any, paid by Landlord to an independent third party broker in connection with Tenant's leasing of the applicable Offer Space; and (ii) the tenant improvement allowance actually utilized by Tenant in connection with improvement of the applicable offer space.

         31.  TEMPORARY LEASE SPACE.

             (a) Landlord hereby leases to Tenant, on a temporary basis, and commencing as soon as is practicable after the execution of this Lease and completion of the "Temporary Premises Tenant Improvement Work," as hereinafter defined, and ending on the date which is up to thirty (30) days after the Commencement Date of this Lease as it relates to the Premises (the "Temporary Space Term"; Tenant shall have the right to reduce such thirty (30) day period), between 25,000 and 35,000 rentable square feet of space in Building II (the "Temporary Premises"; the exact square footage of which shall be in the sole and absolute discretion of Tenant and shall not vary during the term of the), the location of which shall be reasonably determined by Landlord, and approved by Tenant. The gross, all-inclusive rental rate for the Temporary Premises (the "Temporary Premises Rent") shall be equal to an annual lease rate of $28.00 per rentable square foot contained in the Temporary Premises, with no additional pass-through costs for

                                                                   EXHIBIT 10.20


Building Operating Expenses or Real Estate Taxes related to the Temporary Premises. As relates to tenant improvements, Landlord will provide and install in the Temporary Premises, at its sole cost and expense, not later than September 1, 2000, the following: (1) finished ceiling grid with light fixtures, and ceiling tiles stacked on the floor; (2) carpet on the floor;
(3) HVAC adequately distributed; (4) electric power availability of not less than seven (7) watts per rentable square foot of the Premises (exclusive of HVAC); (4) convenience electric outlets in the exterior walls in accordance with building code requirements; (5) light switches; and (6) exterior drywall, taped, spackled and painted (the "Temporary Premises Tenant Improvement Work"). Landlord shall not construct any interior walls (other than the exterior walls) or any other tenant improvements to the Temporary Premises. The scope and finish level of the Temporary Premises Tenant Improvement Work shall be in Landlord's commercially reasonable discretion. Constructors shall be the General Contractor for the Temporary Premises Tenant Improvement Work.

              (b) As relates to the Temporary Premises, Tenant shall not have the right to: (i) assign this Lease, (ii) sublease all or any part of the Temporary Premises, (iii) install antennae on Building II, (iv) provide its own janitorial service to the Temporary Premises, or (v) control or introduce electricity or other utilities to Building II or the Temporary Premises.

              (c) Except as set forth in this Paragraph 31, Tenant's occupancy of the Temporary Premises shall be subject to all of the terms and conditions of this Lease.

         32.  INTENTIONALLY OMITTED.

         33.  INTENTIONALLY OMITTED.

         34. NOTICES. Except as otherwise provided herein, any statement, notice, demand or other communication provided for or required to be given pursuant to this Lease shall be in writing and served on the parties at the addresses listed below. Any notice shall be either (a) hand delivered to the address set forth below, in which case it shall be deemed delivered on the date of delivery to the addressee; (b) sent by certified mail/return receipt requested, in which case it shall be deemed delivered three (3) business days after deposited in the U.S. Mail; (c) sent by a nationally recognized overnight courier, in which case it shall be deemed delivered one (1) business day after deposit with such courier; or (d) sent by facsimile transmission ("Fax") in which case it shall be deemed delivered on the day sent, provided an original is received by the addressee by nationally recognized overnight courier within one
(1) business day of the Fax. The addresses and Fax number listed herein may be changed by written notice to the other parties, provided, however, that no notice of a change of address or Fax number shall be effective until date of delivery of such notice. Copies of notice are for informational purposes only and a failure to give or receive copies of any notice shall not be deemed a failure to give notice. For purposes of notice, the addresses of the parties shall be as follows:

                                                                   EXHIBIT 10.20


               If to Landlord:

               at the address shown in Paragraph 1

               with a copy to:

               William D. Brown
               Sneed, Vine & Perry, P.C.
               901 Congress Ave.
               Austin, Texas 78701
               Telephone: (512) 476-6955
               Facsimile: (512) 476-1825


               If to Tenant:

               at the address shown in Paragraph 1

               with a copy to:
               Kenneth H. Gitter, Esq.
               General Attorney - Real Estate
               SBC Communications, Inc.______________________________
               175 E. Houston Street
               San Antonio, TX  78215
               Facsimile: (210) 370-1785_____________________________


     35.       MISCELLANEOUS.

              (a) Within ten (10) days following any transfer by Landlord of its ownership interest in the Property, Landlord shall provide Tenant with written notice of such transfer of the Property and the name and address of the successor Landlord to whom Tenant should send future rent payments and notices (the "Transfer Notice"). In the event that a predecessor Landlord fails to provide the Transfer Notice, (a) Tenant shall not be liable to any successor Landlord for any rent payments paid to a predecessor Landlord; and
(b) any successor Landlord shall be bound by any notice sent to a predecessor Landlord.

               (b) The captions appearing within the body of this Lease have been inserted as a matter of convenience and for reference only and in no way define, limit or enlarge the scope of meaning of this Lease or any provision of this Lease.

                                                                   EXHIBIT 10.20

               (c) This Lease may be executed in several counterparts, all of which constitute one and the same instrument.

               (d) This Lease shall be governed by and construed in accordance with the laws of the State of Texas, and venue for all matters in controversy shall be the state or federal district courts of Travis County, Texas.

               (e) The language of this Lease shall be construed according to its normal and usual meaning and not strictly for or against either Landlord or Tenant. The rule of construction which allows a court to construe a document more strictly against its author shall not govern the interpretation of this Lease.

               (f) Landlord and Tenant represent and warrant to each other that only brokers Tenant has dealt with in connection with this Lease are SBC Asset Management, Inc. and Trammell Crow Central Texas, Ltd. ("Tenant's Brokers") and FIC Realty Services, Inc. ("Landlord's Broker"), and there are no claims for brokerage commissions or finder's fees in connection with this Lease, except as to Landlord's Broker and Tenant's Brokers. Landlord and Tenant also represent to each other that, insofar as each knows, no other brokers negotiated this Lease or are entitled to any commission in connection herewith. Tenant shall indemnify and hold harmless Landlord from and against all claims (and costs of defending against and investigating such claims) of any other brokers or similar parties claiming under Tenant in connection with this Lease. Landlord shall indemnify and hold harmless Tenant from and against all claims (and costs of defending against and investigating such claims) of any other brokers or similar parties claiming under Landlord in connection with this Lease. Landlord acknowledges that any commission or finder's fee due to the Broker(s) in connection with this Lease shall be the sole obligation of Landlord. Landlord acknowledges and agrees that Tenant's Brokers are entitled to a commission equal to four percent (4%) of the Annual Base Rent and the Additional Annual Rent due under this Lease for the initial Term, and Tenant's Brokers have entered into Leasing Commission Agreements with Landlord reflecting such commission, and such Leasing Commission Agreements govern the payment of commissions to the brokers in this transaction. The commissions provided for under the Leasing Commission Agreement are not earned until this Lease has been fully executed by all parties hereto, and one-half (1/2) of the commission is payable upon the full execution of the Lease by all parties hereto, and the remaining one-half (1/2) of the commission is payable upon Tenant's occupancy of the Premises and the payment of the first month's Annual Base Rent by Tenant. Each party agrees to indemnify the other and hold it harmless from all liabilities arising from breach of the representations stated above. The representations and obligations contained in this subparagraph 35(f) shall survive the termination of this Lease.

               (g) Unless specifically set forth herein to the contrary, no right or remedy herein conferred upon or reserved to either party is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to any other right or remedy given by this

                                                                   EXHIBIT 10.20

Lease or now or hereafter existing at law or in equity. The failure of either party to insist upon the strict performance of any obligation shall not be deemed a waiver thereof.

               (h) If either party shall at any time be in default under this Lease and if the non-defaulting party shall institute an action or summary proceeding against the defaulting party based upon such default, then the losing party will reimburse the prevailing party for its reasonable attorneys' fees and disbursements.

               (i) If any provision of this Lease, or its application to any situation, shall be invalid or unenforceable to any extent, the remainder of this Lease, or the application thereof to situations other than as to which it is invalid or unenforceable, shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

               (j) This Lease constitutes the entire agreement between the parties and may be amended only by written agreement of the parties. No representations, inducements, promises or agreements, oral or otherwise, between Landlord and Tenant or any of their respective brokers, employees or agents, not embodied herein, shall be of any force or effect.

               (k) This Lease shall be binding upon and shall inure to the benefit of the parties hereto, their heirs, executors, administrators, successors and permitted assigns; provided, however, this provision does not amend or alter the terms of Paragraph 8 of this Lease pertaining to assignment and subletting.

               (l) Landlord and Tenant agree that in fulfilling all terms and conditions of this Lease, time is of the essence.

               (m) The failure of Landlord or Tenant to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease shall not prevent a subsequent act or omission that would have originally constituted a violation of this Lease from having all the force and effect of an original violation. The receipt by Landlord of Rent with or without knowledge of the breach of any provision of this Lease shall not be deemed a waiver of such breach, shall not reinstate this Lease or Tenant's right of possession if either or both have been terminated, and shall not otherwise affect any notice, election, action, or suit by Landlord. No provision of this Lease shall be deemed to have been waived unless such waiver is in writing signed by the waiving party. No act or thing done by Landlord during the Term shall be deemed an acceptance of a surrender of the Premises and no agreement to accept such surrender shall be valid, unless express and in writing signed by Landlord.

               (n) Within sixty (60) days after the end of each fiscal year of Tenant, or as may be requested from time to time by Landlord, Tenant shall deliver to Landlord current financial statements, including, without limitation, balance sheets, profit and loss statements, reconciliations of capital and surplus, changes in financial condition, schedules of sources and applications of funds, and operating

                                                                   EXHIBIT 10.20

statements with respect to the business of Tenant, all of which shall, at the request of Landlord, be certified by an independent certified public accountant.

               (o) Simultaneously with the execution and delivery of this Lease, Tenant shall deliver to Landlord evidence indicating the authority of the person executing this Lease on behalf of Tenant.

               (p) The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited to Landlord's interest in the Building, and the appurtenant interest in Parking Garage I and in the Common Areas of the Project (and the proceeds of any sale or refinance thereof), it being intended that Landlord, its officers, directors and employees shall not be personally liable for any judgment or deficiency. Whenever in this Lease there is imposed upon Landlord or Tenant the obligation to use commercially reasonable efforts, reasonable efforts, diligence or act in good faith, Landlord or Tenant, as the case may be, shall be required to do so only to the extent the same is economically feasible and otherwise will not impose upon Landlord extreme burdens, financial or otherwise.

               (q) Notwithstanding subsection 35(l) hereof, whenever a period of time is herein prescribed for the taking of any action by Landlord or Tenant, such party shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions, or any other cause whatsoever beyond the control of such party (financial inability or hardship excepted), and such nonperformance or delay in performance shall not constitute a breach or default by such party under this Lease nor give rise to any claim against such party for damages or constitute a total or partial eviction, constructive or otherwise; provided, however, this provision shall not excuse any delay in, or extend the time periods set forth herein for Landlord's or Tenant's making of payments required by this Lease.

               (r) Tenant shall not, except to designate Tenant's business address (and then only in a conventional manner and without emphasis or display), use the name or mark "River Place Pointe" or "River Place Pointe III" for any purpose whatsoever.

               (s) Landlord and Tenant covenant and agree that Landlord hereby reserves and shall have the right at any time and from time to time to change the name of the Building (other than to a competitor of SBC Communications, Inc. or any subsidiary or affiliate thereof) as Landlord may deem advisable, and Landlord shall not incur any liability whatsoever to Tenant as a consequence thereof.

               (t) Notwithstanding anything stated in this Lease to the contrary, Landlord and Tenant expressly acknowledge that nothing in this Lease shall be deemed a grant by Tenant of a security interest, or other lien, in favor of Landlord, upon any goods, inventory, furniture, fixtures, equipment or any other personal property of Tenant ("Tenant's Property") situated in or upon the Premises, and Landlord expressly waives any rights, whether statutory or otherwise, that it may have to any lien against Tenant's Property, unless said lien is obtained pursuant to a judgment of a court of competent jurisdiction.

                                                                   EXHIBIT 10.20

               (u) Landlord and Tenant shall be excused for the period of any delay in the performance of any obligations hereunder, when prevented from so doing by cause or causes beyond Landlord's or Tenant's, as the case may be, reasonable control which shall be limited to, unusual rain (on a historical basis based on information provided by by the National Weather Service for Austin, Texas), labor disputes, civil commotion, war, war-like operations, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or controls, fire or other casualty through Acts of God ("force majeure"). Landlord and Tenant, as the case may be shall be excused for delay in the performance of obligations hereunder provided:

               (1) neither Landlord nor Tenant shall be entitled to rely upon this subparagraph 35(u) unless it shall advise the other in writing of the existence of any force majeure preventing the performance of any obligation of Landlord or Tenant, as the case may be, within two (2) days after the commencement of the force majeure event;

               (2) neither Landlord nor Tenant shall be excused from performance of any obligation for a period beyond the first to occur of (x) ninety (90) days after the force majeure; or (y) the termination of the force majeure.

     36.       INTENTIONALLY OMITTED.

     37. ATTACHMENTS. The following exhibits form a part of this Lease and were attached before this Lease was signed by the parties:




               Exhibits:
               --------
               A-1     -        Legal Description
               A-2     -        Site Plan
               A-3     -        Commencement Date Agreement
               B       -        Current Rules and Regulations
               C       -        Intentionally Omitted
               D       -        Intentionally Omitted
               E       -        Janitorial Services
               F       -        Lease Bond


                       IN WITNESS WHEREOF, Landlord and Tenant have signed this Lease as of the day and year first above written.



                                            LANDLORD:

                                            INVESTORS LIFE INSURANCE COMPANY OF

                                                                   EXHIBIT 10.20



                                            NORTH AMERICA




                                            By:
                                                    -------------------------
                                                    Roy F. Mitte, President

                                            TENANT:

                                            SBC SERVICES, INC.




                                            By:
                                                    -------------------------
                                            Name:
                                                    -------------------------
                                            Title:
                                                    -------------------------

                                                                   EXHIBIT 10.20

                                   EXHIBIT A-1

                          LEGAL DESCRIPTION OF THE LAND

TRACT I

Lots 1-8, Block A, River Place Section 20, a subdivision in Travis County, Texas, according to the map or plat thereof recorded in Volume 95, Pages 99-102 of the Plat Records of Travis County, Texas.

AND

TRACT II

METES AND BOUNDS DESCRIPTION OF A 0.345 ACRE TRACT AS RECORDED IN VOLUME 8210, PAGE 723 OF THE TRAVIS COUNTY DEED RECORDS, TRAVIS COUNTY, TEXAS AND BEING LOCATED IN THE ALEXANDER DUNLAP SURVEY NO. 805, ABSTRACT 224, SAID 0.345 ACRE TRACT BEING DESCRIBED AS FOLLOWS:

BEGINNING at 1/4-INCH iron rod found marking the northwest corner of the Charles Webb 0.50 acre tract as recorded in Volume 7641, Page 112 of the Travis County Deed Records. same being a re-entrant comer in the northerly one of the First River Place Reserve Ltd. 1441.33 acre tract as recorded in Volume 11379, Page 379 of the Travis County Deed Records, and being in the northerly line of the Banyan Payne Survey No. 288, Abstract No. 640 and the southerly line of the Alexander Dunlap Survey No. 805, Abstract No. 224;

THENCE N 59DEG. 34' 01" W, with the said survey line 270.92 feet to a 1/2-inch iron rod set in the southerly line of the Bryan H. Montandon called 3.629 acre tract as recorded in Volume 9450, Page 944 of the Travis County Deed Records, same being the southerly line of a 100-foot wide L.C.R.A. easement as recorded in Volume 611, Page 616 of the Travis County Deed Records, from which a 1/2-inch iron rod found bears S 83DEG. 01'26" W, 0.95 feet;

THENCE N 83DEG. 01'26" E, with said southerly line of the Bryan H. Montandon tract and the L.C.R.A. easement passing at 166.56 feet a 1-1/4 inch hex bolt found, in all 167.29 feet to a 1/2 inch iron rod set in the westerly right-of-way line of Ranch to Market Road 2222, 80 foot wide at this point;

THENCE with the said westerly right-of-way of Ranch to Market Road 2222, S 27DEG. 35' 26" E, 156.79 feet to a 1/2 inch iron rod set at the point of curvature of a curve to the left;

                                                                   EXHIBIT 10.20

THENCE southeasterly with said curve to the left and the west right-of-way line, passing through a central angle of 04DEG. 22' 15" to a 1/2 inch iron rod set, said curve having a radius of 490.67 feet, an arc length of 37.43 feet and a chord bearing S 29DEG. 46' 47" E 37.42 feet;

THENCE departing said west right-of-way line, N 59DEG. 34' 01" W, with the aforementioned survey line 27.44 feet to the POINT OF BEGINNING and containing
0.345 acres of land.

                                                                   EXHIBIT 10.20

                                   EXHIBIT A-2

                                    SITE PLAN

                                                                   EXHIBIT 10.20

                                   EXHIBIT A-3

                           COMMENCEMENT DATE AGREEMENT

         THIS COMMENCEMENT DATE AGREEMENT is made and entered into as of the ______ day of ________________________________, 200___, between Landlord and
Tenant named below:

              Landlord:


              INVESTORS LIFE INSURANCE COMPANY OF NORTH AMERICA
              6500 River Place Boulevard, Building I
              Austin, Texas, 78701


              Tenant:


              SBC SERVICES, INC.

              ------------------------------

              ------------------------------

              Building:


              River Place Pointe III
              6500 River Place Blvd.
              Austin, Texas 78730


         WHEREAS, Landlord and Tenant executed a lease dated _______________ as heretofore amended by _______________ dated _______________ (as amended, collectively the "Lease") by which Tenant leased _______________ rentable square feet located in the Building; and

         WHEREAS, the Commencement Date, as defined in subparagraph 5(a) of the Lease, has occurred; and pursuant to the Lease, Landlord and Tenant desire to confirm various dates relating to the Lease.

         NOW, THEREFORE, Landlord and Tenant agree and acknowledge that the information set forth below is true and accurate.


         Premises:

         _____ rentable square feet; _____ usable square feet

         Annual Base Rent:

                                                                   EXHIBIT 10.20


         $______________ per annum; $_____________ per month

         Tenant's Proportionate Share of the Project:

         _________________%


         Commencement Date:

         _________________, 2000


         Expiration Date:

         _________________, 2000


         Option to Renew
         (Exercise Date):

         _________________, 2000

         The execution of this Agreement shall not constitute an exercise by Tenant of its option with respect to the Option to Renew.

         EXECUTED as a sealed instrument on the date first set forth above.

                                    LANDLORD:


                                    INVESTORS LIFE INSURANCE COMPANY
                                    OF NORTH AMERICA



                                    By:
                                       -----------------------------------
                                             Roy F. Mitte, President

                                    TENANT:

                                    SBC SERVICES, INC.



                                    By:
                                             -----------------------------
                                    Name:
                                             -----------------------------
                                    Title:
                                             -----------------------------

                                                                   EXHIBIT 10.20



STATE OF
                           Sections
COUNTY OF

         This instrument was acknowledged before me on this _____ day of ___________, 200_, by Roy F. Mitte, President of Investors Life Insurance Company of North America, a Washington corporation, on behalf of said corporation.



                                             --------------------------------
                                             Notary Public
                                             My Commission Expires:
                                                                   -------------


Notary Seal





STATE OF
         ------------

COUNTY OF
          -----------

         This instrument was acknowledged before me on this _____ day of ___________, 200_, by _______________, _________________ of SBC Services,
Inc., a _______________________ corporation, on behalf of said corporation.




                                             --------------------------------
                                             Notary Public
                                             My Commission Expires:
                                                                   -------------


Notary Seal

                                                                   EXHIBIT 10.20

                                    EXHIBIT B

                              RULES AND REGULATIONS

The following standards shall be observed by Tenant for the mutual safety, cleanliness and convenience of all occupants of the Building. These rules are subject to change from time to time, as specified in the Lease.

1. Flammable,explosive or other hazardous liquids and materials (other than those normally used in connection with general office use) shall not be brought on the Premises or into the Building without the prior written consent of Landlord. All holiday decorations shall be made of flame retardant materials and are limited to the interior of the Building.

2. All work, including, but not limited to, installation of telephone and telegraph equipment, electrical and electronic devices and attachments, and all installations affecting floors, walls, windows, doors, ceilings or any other physical feature of the Building, shall not commence prior to written approval by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.

3. Tenant shall not conduct any auction on the Premises nor store goods, wares or merchandise on the Premises, except for Tenant's own personal use.

4. Requests by Tenant for building services, maintenance or repair shall be made in writing to the office of the Landlord or its management agent, if any.

5. Tenant shall not change locks or install additional locks on doors without prior written consent of Landlord. Tenant shall not make or cause to be made duplicates of keys procured from Landlord without the prior approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. All keys to the Premises shall be surrendered to Landlord upon termination of tenancy.

6. Tenant shall give prompt notice to the office of the Landlord or its management agent, if any, of any damage to or defects in plumbing, electrical fixtures or heating and cooling equipment. Liquids, or other materials or substances which will cause injury to the plumbing, shall not be put into the lavatories, water closets or other plumbing fixtures, by Tenant, its agents, employees or invitees.

7. Tenant shall not place, install or operate on the Premises, or in any part of the Building or Project, any stoves or cooking equipment (other than microwave ovens) outside any kitchen areas without the prior written approval of Landlord.

8. Large files, safes, electronic data processing equipment and other heavy equipment shall not be moved into the Building or installed in the Premises without the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.

                                                                   EXHIBIT 10.20


9. Tenant agrees to cooperate and assist Landlord in the prevention of canvassing, soliciting and peddling within the Building.

10. Nails, screws or picture hangers shall not be driven into the wood finish of any room without the prior written consent of Landlord. Animals (other than seeing-eye dogs or the like) or birds shall not be kept in or about the Premises or the Building.

11. All plants within the Tenant Suite should be maintained by professional plant management companies. Any infestation as a result of the plants is the responsibility of the Tenant.

12. No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Tenant which is visible from any part of the Project beyond the boundaries of the Premises without prior written consent of the Landlord.

13. Landlord reserves the right to exclude from the Building, between the hours of 6:00 p.m. and 7:00 a.m. on weekdays and at all hours on Saturday, Sunday and legal holidays, all persons who are not known to the Building watchman, if any, and who do not present a pass to the Building signed by Tenant. Each Tenant shall be responsible for all persons for whom he supplies a pass or key to the Building or Premises.

14. No smoking is allowed inside the Building. Smoking is restricted to designated areas outside of the Building. Tenant shall be responsible for its employees compliance with the smoking policy.

15. Tenant will use all caution when driving and parking in the garage. Landlord is NOT responsible for any lost, stolen, or damage done to persons or property of Tenant and/or its employees as result of parking on the Project. Parking around the Building is limited to handicapped and 30-minute visitor parking only. There is no parking on the streets. Violating vehicles will be towed at owner's expense.

16. Tenant shall not use the Building or the Premises to store vehicles, including without limitation boats, trailers, campers, golf carts, motorcycles or automobiles. All vehicles other than automobiles and motorcycles will be towed and stored at the owner's expense and Landlord shall assume no liability therefore, and Tenant waives any claim arising by reason thereof and agrees to hold Landlord harmless from any such claims arising from such towing, storage or removal. Any automobile or motorcycle left on the Premises for more than twenty
(20) consecutive days may be towed and stored at the owner's expense and Landlord shall assume no liability therefore and Tenant waives any claim arising by reason thereof and agrees to hold Landlord harmless from any such claims arising from such towing, storage or removal.

To the extent of any conflict between the terms of the Lease and these Rules and Regulations, the former shall control.

                                                                   EXHIBIT 10.20


                                    EXHIBIT C

                              INTENTIONALLY OMITTED

                                                                   EXHIBIT 10.20

                                    EXHIBIT D

                              INTENTIONALLY OMITTED

                                                                   EXHIBIT 10.20

                                    EXHIBIT E

                          JANITORIAL SERVICES EXHIBIT F

                                   LEASE BOND

         SBC Services, Inc., a Delaware corporation, as principal (the "Principal") and Safeco Insurance Company of America, a corporation duly organized and existing under and by virtue of the laws of the State of Washington, as surety (the "Surety"), are held and firmly bound unto, Investors Life Insurance Company of North America, a Washington Corporation, as obligee (the "Obligee") in the sum of Four Million Five Hundred Sixty-Four Thousand Sixand 80/100 Dollars ($4,564,006.80) (the "Aggregate Sum"), in lawful money of the United States of America, to be paid to the Obligee for which payment well and truly to be made, we bind ourselves, our successors and assigns, jointly and severally, firmly by these presents.

         WHEREAS, the Principal has entered into a Standard Office Lease dated as of July ___, 2000 (the "Lease") with the Obligee for the use of certain premises in the Building known as River Place Pointe III, 6500 River Place Blvd., Austin, Travis County, Texas 78730, as more particularly described in the articles of the Lease.

         NOW, THEREFORE, THE CONDITION OF THIS OBLIGATION IS SUCH, that if the Principal shall faithfully and timely make all rentals and other payments not covered by insurance required of the Principal under the Lease (which by reference is made a part hereof), then this obligation shall be null and void, otherwise to remain in full force and effect. The liability of the Principal and the Surety hereunder shall in no way be released, discharged, affected or diminished by reason of (i) any extension of time or forebearance given to the Principal for the payment of rent or other payment obligations of the Principal under the Lease; (ii) the Obligee obtaining payment on this Bond prior to exhausting or realizing upon either any other security given under the Lease or any assets of the Principal; (iii) any amendment or modification of, or extension or renewal of the Lease provided, however, such extension or renewal is not beyond the initial renewal periods in the Lease (or any assignment or transfer thereof by the Obligee to a successor Landlord); or (iv) any bankruptcy, insolvency, liquidation or similar proceeding relating to the Principal.

         PROVIDED, HOWEVER, THAT THIS BOND IS EXECUTED BY THE PRINCIPAL AND THE SURETY AND ACCEPTED BY THE OBLIGEE SUBJECT TO THE FOLLOWING EXPRESS CONDITIONS:

1. The term of this Bond shall be from July ____, 2000 (the "Effective Date") to July __, 2005 (the "Termination Date").

2. The liability of the Surety shall in no event exceed, in the aggregate, the

                                                                   EXHIBIT 10.20


         Aggregate Sum.

3. The Aggregate Sum of this Bond shall automatically reduce in an amount equal to Seventy-Six Thousand Sixty-Six and 78/100 Dollars ($76,066.78 on the first day of each calendar month beginning on March 1, 2001 and continuing through July 1, 2005. [FOLLOWING ALTERNATE PROVISION SHALL BE USED FOR SUBSTITUTE BOND:] THE AGGREGATE SUM OF THIS BOND SHALL AUTOMATICALLY REDUCE IN AN AMOUNT EQUAL TO SEVENTY-SIX THOUSAND SIXTY-SIX AND 78/100 DOLLARS ($76,066.78) ON THE FIRST DAY OF EACH CALENDAR MONTH BEGINNING ON AUGUST 1, 2005 THROUGH THE EXPIRATION DATE OF THE LEASE.

4. The Obligee may assign its rights under this Bond to any successor landlord under the Lease without the prior consent of the Surety or the Principal and without payment of any transfer fee to the Surety, upon giving the Surety written notice of such successor landlord at the following address: ________ ____________________________________.

5. Upon a "Tenant Event of Default," by Tenant as said term is defined in the Lease, beyond any applicable cure periods in the Lease, as the sole condition to its right to collect upon this Bond, the Obligee shall give to the Surety one (or more) written notices specifically detailing such Tenant Event of Default (each, a "Notice") in the following form:

                               "NOTICE OF DEFAULT

         The undersigned, the sole obligee under that certain Lease Bond No. ________________ dated July ____, 2000 (the "Bond") hereby certifies to Safeco Insurance Company of America, the surety under the Bond, that a "Tenant Event of Default," as said term is defined in the "Lease" (which term is defined in the Bond) exists beyond any applicable cure periods under Paragraph 16 of the Lease and that there is now due and owing to the undersigned under the Lease the sum of $ ___________________________ for which demand is hereby made under and against the Bond, and as a consequence thereof, Landlord hereby makes demand for the payment of the Aggregate Penal Sum of the Bond.

                             [INSERT LANDLORD'S NAME]

                             By:
                                -----------------------------------
                             Title:
                                    -------------------------------

                  The Surety agrees to pay the Obligee the amount stated in the Notice within thirty (30) days after receipt by the Surety of the Notice, subject to the limitation set forth in Paragraph 2 herein. The Obligee may make any one or more claims under and against this Bond (not to exceed the Aggregate Sum) from time to time.

6. This Bond may not be amended or modified by the Principal and the Surety in

                                                                   EXHIBIT 10.20


                  any respect without the prior written consent of the Obligee, which consent may be withheld in the Obligee's sole and absolute discretion.

         SIGNED, SEALED AND DATED THIS _______ day of _______________, 2000.

                                            PRINCIPAL:

                                            SBC Services, Inc.,
                                            a _________________ corporation

                                            By:
                                               -------------------------------
                                            Name:
                                                  ----------------------------
                                            Title:
                                                   ---------------------------

                                            SURETY:

                                            Safeco Insurance Company of America,
                                            a Washington corporation

                                            By:
                                               -------------------------------
                                            Name:
                                                  ----------------------------
                                            Title:
                                                   ---------------------------

                                                                   EXHIBIT 10.20

                                               TABLE OF CONTENTS

1.       THE PARTIES.........................................................................1
2.       BUILDING, PREMISES AND COMMON AREAS.................................................1
3.       LEASING CLAUSE; QUIET ENJOYMENT.....................................................3
4.       USE OF PREMISES.....................................................................3
5.       TERM................................................................................4
6.       ANNUAL BASE RENT....................................................................6
7.       ANNUAL ADDITIONAL RENT..............................................................7
8.       SUBLETTING OR ASSIGNMENT...........................................................13
9.       INSPECTION AND REPAIR OF PREMISES..................................................16
10.      DAMAGE TO PREMISES.................................................................17
11.      EMINENT DOMAIN.....................................................................18
12.      TENANT'S OBLIGATIONS...............................................................19
13.      LANDLORD'S OBLIGATIONS.............................................................22
14.      COMPLIANCE WITH LAWS; LIFE SAFETY..................................................25
15.      INDEMNIFICATION....................................................................27
16.      TENANT DEFAULT.....................................................................28
17.      LANDLORD DEFAULT...................................................................30
18.      SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENTS...........................31
19.      ENVIRONMENTAL COMPLIANCE...........................................................32
20.      PREPARATION OF PREMISES............................................................32
21.      ANTENNA(E) INSTALLATION............................................................42
22.      RECORDING..........................................................................43
23.      ESTOPPEL CERTIFICATE...............................................................44
24.      INTENTIONALLY OMITTED..............................................................44
25.      HOLDING OVER.......................................................................44
26.      OTHER UTILITIES....................................................................45
27.      OPTION TO PROVIDE OWN JANITORIAL SERVICES..........................................45
28.      INTENTIONALLY OMITTED..............................................................46
29.      OPTION TO RENEW....................................................................46
30.      RIGHT OF FIRST OFFER FOR ADDITIONAL SPACE..........................................49
31.      TEMPORARY LEASE SPACE..............................................................51
32.      INTENTIONALLY OMITTED..............................................................52
33.      INTENTIONALLY OMITTED..............................................................52
34.      NOTICES............................................................................52
35.      MISCELLANEOUS......................................................................53
36.      INTENTIONALLY OMITTED..............................................................57
37.      ATTACHMENTS........................................................................57